EXHIBIT A

________________________________________________________________________________

                            STOCK PURCHASE AGREEMENT

                           dated as of April 29, 2003

                                 by and between

                              ELSINORE CORPORATION,

                                 as Seller, and

                          TLC CASINO ENTERPRISES, INC.

                                  as Purchaser
________________________________________________________________________________

                                    ARTICLE I

                                   DEFINITIONS

1.1      General Provisions....................................................1
1.2      Specific Provisions...................................................2

                                   ARTICLE II
                            PURCHASE AND SALE/CLOSING

2.1      Transfer of the Stock by Seller......................................10
2.2      Purchase of the Stock by Purchaser; Purchase Price; Amount
         Payable at Closing...................................................10
2.3      The Closing..........................................................10
2.4      [Intentionally Omitted]..............................................10
2.5      Deposit..............................................................10

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of Seller.............................12
         (a)      Status, Power and Authority of Seller.......................12
         (b)      Status, Power and Authority of Four Queens..................12
         (c)      Constituent Documents.......................................12
         (d)      Books and Records...........................................12
         (e)      Four Queens Investments.....................................12
         (f)      Due Authorization, Execution and Delivery...................13
         (g)      Legal, Valid, Binding and Enforceable.......................13
         (h)      No Consents.................................................13
         (i)      No Conflict / No Breach.....................................13
         (j)      Four Queens Shares..........................................13
         (k)      Capitalization of Four Queens...............................13
         (l)      Property....................................................14
         (m)      Ground Leases...............................................14
         (n)      The Hotel...................................................14
         (o)      Compliance with Laws........................................15
         (p)      Restaurants.................................................15
         (q)      Permits.....................................................16
         (r)      Drawings, Plans and Specifications..........................16
         (s)      Taxes.......................................................16
         (t)      No Litigation...............................................17
         (u)      Material Contracts..........................................17
         (v)      Affiliate Agreements........................................18
         (w)      Intellectual Property.......................................18
         (x)      Accounts Receivable.........................................18
         (y)      Insurance...................................................19
         (z)      No Orders...................................................19
         (aa)     Deposits....................................................19
         (bb)     Benefit Plans and Employees.................................19
         (cc)     Bank Accounts and Safe Deposit Boxes........................22

         (dd)     Inventory...................................................22
         (ee)     Financial Statements........................................22
         (ff)     Absence of Material Change..................................23
         (gg)     Taxpayer Identification.....................................24
         (hh)     Suppliers...................................................24
         (ii)     Racebook and Sportsbook.....................................24
         (jj)     Investment Company..........................................24
         (kk)     Environmental Matters.......................................24
         (ll)     Brokers and Finders.........................................25
         (mm)     Certain Payments............................................25
         (nn)     No Relationships with Related Persons.......................25
         (oo)     Full Disclosure.............................................25
3.2      Representations and Warranties of Purchaser..........................26
         (a)      Status, Power and Authority.................................26
         (b)      Due Authorization, Execution and Delivery...................26
         (c)      Legal, Valid, Binding and Enforceable.......................26
         (d)      No Consents.................................................26
         (e)      No Conflict / No Breach.....................................26
         (f)      Financing...................................................26
         (g)      Net Assets..................................................26
         (h)      Information Statement.......................................27
         (i)      WARN Act....................................................27
         (j)      Investment Representation...................................27
         (k)      Gaming Approval.............................................27
         (l)      Brokers and Finders.........................................27
         (m)      Disclaimer of Representations and Warranties................27
3.3      Release by Purchaser.................................................27
3.4      Continued Validity...................................................28

                                   ARTICLE IV
                                    COVENANTS

4.1      Operation of the Business............................................28
4.2      Non-Solicitation.....................................................32
4.3      Access to Properties and Records.....................................32
4.4      Notice of Inaccuracy.................................................34
4.5      Governmental Permits and Approvals...................................34
4.6      Preparation of Information Statement.................................34
4.7      Required Consents and Substitution...................................35
4.8      Observers............................................................35
4.9      Certificates of Inspection...........................................35
4.10     Notices of Governmental Action.......................................36
4.11     [Intentionally Omitted]..............................................36
4.12     Consummation of Agreement............................................36
4.13     Fremont Street Experience and Seller Intellectual Property Rights....36

4.14     Access to Employee Records...........................................36
4.15     Press Releases.......................................................36
4.16     WARN Act.............................................................36
4.17     Intercompany Agreements..............................................36
4.18     Intercompany Obligations.............................................37
4.19     Dividends............................................................37
4.20     Suite #302...........................................................37
4.21     Accrued Bonuses......................................................37
4.22     Insurance Matters....................................................37

                                    ARTICLE V
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

5.1      Licenses.............................................................38
5.2      Absence of Material Change...........................................38
5.3      Representations and Warranties.......................................38
5.4      Covenants............................................................38
5.5      Absence of Litigation................................................38
5.6      No Change in Law.....................................................38
5.7      Required Consents....................................................38
5.8      Information Statement................................................39
5.9      Resignation of Directors.............................................39
5.10     Release of Mortgage..................................................39
5.11     Title Insurance......................................................39
5.12     Termination of Agreements............................................39

                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF SELLER

6.1      Licenses.............................................................39
6.2      Representations and Warranties.......................................39
6.3      Covenants............................................................40
6.4      Absence of Litigation................................................40
6.5      No Change in Law.....................................................40
6.6      Required Consents....................................................40
6.7      Information Statement................................................40
6.8      Indemnity Obligations................................................40

                                   ARTICLE VII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

7.1      Termination by Mutual Consent........................................40
7.2      Termination by Seller................................................41
7.3      Termination by Purchaser.............................................41
7.4      Effect of Termination................................................42

7.5      Termination Fee......................................................42

                                  ARTICLE VIII
                                   TAX MATTERS

8.1      Allocation of Tax Liabilities; Indemnification.......................42
8.2      Refunds..............................................................46
8.3      Tax Benefits.........................................................46
8.4      Tax Returns and Reports..............................................47
8.5      Disputes.............................................................48
8.6      Price Adjustment.....................................................48

                                   ARTICLE IX
                                     ESCROW


                                    ARTICLE X
                             GENERAL INDEMNIFICATION

10.1     Agreement of Seller to Indemnify Purchaser...........................48
10.2     Agreement of Purchaser to Indemnify Seller...........................48
10.3     Effect of Closing Over Known Unsatisfied Conditions or Breached
         Representations, Warranties or Covenants.............................49
10.4     Mitigation...........................................................49
10.5     Limitations on Indemnification.......................................49
10.6     Tax Adjustments......................................................50
10.7     Exclusive Remedy.....................................................50

                                   ARTICLE XI
                         PROCEDURES FOR INDEMNIFICATION

11.1     Procedures for Indemnification.......................................51
11.2     Defense of a Third Party Claim.......................................51
11.3     Settlement of Third Party Claims.....................................52

                                   ARTICLE XII
                             LIMITATION OF LIABILITY

12.1     Limitation of Liability..............................................52

                                  ARTICLE XIII
                               DISPUTE RESOLUTION

13.1     Negotiation..........................................................52
13.2     Mediation............................................................52
13.3     Arbitration..........................................................53

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1     Notices..............................................................53
14.2     Construction and Governing Law.......................................54
14.3     Counterparts.........................................................55
14.4     Integrated Agreement.................................................55
14.5     No Oral Modification.................................................55
14.6     Successors and Assigns; No Third Party Beneficiaries.................55
14.7     Assignment...........................................................55
14.8     Partial Invalidity...................................................55
14.9     No Presumption Against the Draftsman.................................55
14.10    Expenses.............................................................56
14.11    Purchaser Guarantee..................................................56
14.12    War and Terrorism....................................................56



                                    EXHIBITS

EXHIBIT A-1    --    Owned Land
EXHIBIT A-2    --    Leased Land
EXHIBIT B      --    Form of Trademark Assignment Agreement

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT is dated as of April 29, 2003 and entered into by and between TLC Casino Enterprises, Inc., a Nevada corporation ("Purchaser"), and Elsinore Corporation, a Nevada corporation ("Seller"). Certain capitalized terms used in this Agreement are defined in Section 1.2 hereof.

                               W I T N E S S E T H

     WHEREAS, Seller owns all of the capital stock (the "Stock") outstanding on the date of this Agreement of Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino ("Four Queens"), and Seller owns, directly or indirectly, the Other Assets;

     WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Stock and the Other Assets on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, Purchaser and Seller do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 General Provisions. For all purposes of this Agreement, except as otherwise expressly provided:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular;

          (b) all accounting terms used herein have the meanings assigned to them under generally accepted accounting principles, except to the extent otherwise provided herein;

          (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions and to "Exhibits" and "Schedules" are to the designated Articles, Sections and other subdivisions of the body of this Agreement and to the Exhibits and Schedules to this Agreement;

          (d) the words "include" or "including" shall be deemed to be followed by the phrase "but not limited to" whether or not such words are followed by such phrases or phrases of like import;

          (e) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

          (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     1.2  Specific   Provisions.   As  used  in  this  Agreement  the  following
definitions shall apply:

     "Accrued Interest" has the meaning ascribed to such term in Section 2.5(e).

     "Accounts Receivable" has the meaning ascribed to such term in Section 3.1(x).

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding capital stock or other equity interests having ordinary voting power.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign tax law.

     "Agreement" means this Agreement by and between Purchaser and Seller as amended or supplemented together with all Exhibits and Schedules hereto.

     "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person.

     "Assets" shall mean, with respect to any Person, all land, buildings, improvements, leasehold improvements, fixtures and equipment and other assets, real or personal, tangible or intangible, owned or leased by such Person.

     "Base Price" has the meaning ascribed to such term in Section 2.2.

     "Benefit  Plans"  has  the  meaning   ascribed  to  such  term  in  Section
3.1(bb)(1).

     "Books and Records" means all books, ledgers, files, reports, schedules, documents, plans and operating records of or maintained by Seller or Four Queens relating to or otherwise reasonably required for the operation of the Business, including records maintained in electronic form and the "stand alone" components of any records of Four Queens contained within the business records of Seller.

     "Business" means the business of operating a hotel-casino and related activities on the Premises and any other business of Four Queens, and shall be deemed to include the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, revenues and liabilities.

     "Business Day" means any day other than a Saturday, Sunday or other day upon which banks in the State of Nevada are authorized or required to be closed.

     "Closing" means the consummation of the purchase and sale of the Stock pursuant to this Agreement.

     "Closing Date" means the date of the Closing.

     "Code" means the Internal Revenue Code of 1986, as amended, and as the same may be further amended from time to time, or any successor law, and the rules and regulations promulgated thereunder. Any reference to any specific provision of the Code also shall be deemed to refer to any successor provision thereto.

     "Collective Bargaining Agreement" means any collective bargaining agreement with respect to the Business.

     "Contract" means any binding contract, agreement, arrangement, guaranty, letter of credit, bond, indemnity obligations, commitment, franchise, indenture, instrument, lease or license.

     "Controlled Group" means Four Queens and the other organizations of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which Four Queens is a member.

     "Deposit" has the meaning ascribed to such term in Section 2.5(b).

     "Disclosure Schedule" means the Disclosure Schedule to this Agreement which sets forth certain information called for by this Agreement and certain exceptions to the representations and warranties made by the Seller in this Agreement.

     "Dispute" has the meaning ascribed to such term in Section 13.1.

     "Employee  Pension Benefit Plans" has the meaning  ascribed to such term in
Section 3.1(bb)(2).

     "Encumbrance" means any charge, encumbrance, security interest, lien, pledge, or similar restriction, whether imposed by agreement, understanding, law, equity or otherwise, provided, however, that "Encumbrance" shall not mean any restrictions on transfer generally arising under any applicable federal or state securities laws.

     "Environmental Law(s)" means any federal, state or local law, statute, ordinance, rule or regulation or order pertaining to health or the protection of the environment, including, but not limited to: RCRA; the Clean Air Act (42 U.S.C. Section 7401 et. seq.); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et. seq.); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et. seq.); the Federal Hazardous Substances Act (15 U.S.C. Section 1261 et. seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
Section  136 et.  seq.);  the  Federal  Water  Pollution  Control Act (33 U.S.C.
Section 1251 et. seq.); the Hazardous Materials

Transportation Act (49 U.S.C. Section 1801 et. seq.); the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et. seq.); (the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); Nev. Rev. Stat. chs. 444, 445A, 445B, 459, 477, 590 and 618; the Uniform Fire Code; and the regulations, rules and orders promulgated under each of them.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

     "Escrow Agent" has the meaning ascribed to such term in Section 2.5(b).

     "Excluded Matters" has the meaning ascribed to such term in Section 3.3(a).

     "Financing" has the meaning ascribed to such term in Section 3.2(f).

     "Four Queens" means Four Queens, Inc., a Nevada corporation.

     "Four  Queens  Benefit  Plans"  has the  meaning  ascribed  to such term in
Section 3.1(bb)(3).

     "Four Queens Trademark" has the meaning ascribed to such term in Section 3.1(w)(2).

     "GAAP" means generally accepted accounting principles in the United States of America, which shall include official interpretations thereof by the Financial Accounting Standards Board and its successors, consistently applied.

     "Governmental Authority" means the federal government of the United States, the government of any state of the United States and any city, county or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental authority, instrumentality, agency, authority or commission.

     "Ground Lease" means those certain leases listed in Section 1.2(a) of the Disclosure Schedule.

     "Hazardous Substances" means one or more of the chemicals, substances, materials, mixtures, compounds, hydrocarbons, pollutants and wastes classified or regulated under the Environmental Laws.

     "Hotel" means the land and improvements located thereon commonly known as the Four Queens Hotel and Casino.

     "Indemnification Claim" has the meaning ascribed to such term in Section 11.1.

     "Indemnified Party(ies)" means an Indemnitee, its Affiliates, and their respective directors, officers, employees, agents and representatives.

     "Indemnitee" means the Party seeking indemnification under ARTICLE X of the Agreement.

     "Indemnitor" means the Party against whom indemnity is sought under ARTICLE X of the Agreement.

     "Indenture" means that certain Amended and Restated Indenture dated as of March 3, 1997 by and between Seller, as issuer, and U.S. Bank Trust National Association, as trustee.

     "Independent Accounting Firm" means an independent certified public accounting firm in the United States of national recognition mutually acceptable to Seller and Purchaser, or if Seller and Purchaser are unable to agree upon such a firm within ten (10) days after either Party elects to refer a matter to the Independent Accounting Firm, then each of them shall select one such firm within five (5) days thereafter (and upon the failure of either Party to select such a firm the firm designated by the other Party shall be the Independent Accounting Firm) and those two firms shall select a third firm within fifteen
(15) days thereafter, in which event "Independent Accounting Firm" shall mean such third firm. Deloitte and Touche may not be the Independent Accounting Firm.

     "Information  Statement"  has the meaning  ascribed to such term in Section
4.6.

     "Intellectual Property Rights" means the name "Four Queens Hotel and Casino" and any variation thereof and all right, title and interest in and to any and all copyrights, trademarks, trade names, service marks, patents, trade secrets, displays, symbols, color arrangements, business methods, designs and logos with respect thereto and/or relating to and/or used by Seller or Four Queens in the ownership, use and/or operation of the Business, and other names, words or devices and related applications and registrations, and all goodwill associated therewith.

     "Intercompany Agreements" has the meaning ascribed to such term in Section 4.17.

     "Intercompany Note" has the meaning ascribed to such term in Section 4.18.

     "Inventory" means all inventories maintained in connection with the Business, including, but not limited to, liquor, food and beverage, linen, uniforms, utensils, chinaware, glassware, silverware and office supplies.

     "IRS" means the Internal Revenue Service or any successor entity.

     "knowledge" means, with respect to Seller and Four Queens, the actual knowledge of Philip Madow, Gina Mastromarino, or Four Queens' Head of Human Resources, Director of Engineering or Chief of Security.

     "Land" means that certain land owned by Four Queens and described on Exhibit A-1 and that certain land leased by Four Queens pursuant to a Ground Lease and described on Exhibit A-2.

     "Law" means any law, statute, act, decree, ordinance, rule, writ, injunction, directive (to the extent having the force of law), order (unilateral or consensual), final nonappealable judgment directly applicable to the relevant Party, treaty, code or regulation (including any of the foregoing relating to health or safety matters), any Environmental Law or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, including all amendments, modifications, extensions, replacements or reenactments thereof or thereto.

     "Loss" means any and all assessments, judgments, damages (including natural resource damage), penalties, interest, fines, investigations, liabilities (including strict liability) and reasonable costs and expenses of investigation and defense of any claim.

     "Material Adverse Effect" means any change or effect (1) that would be materially adverse to the business, results of operations or conditions (financial or otherwise) of Four Queens, or (2) that would impair the ability of Seller to consummate the transactions contemplated hereby.

     "Material Contract" has the meaning ascribed to such term in Section 3.1(u)(1).

     "Multi-Employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA.

     "MWV Notes" means the notes of Seller issued pursuant to the Indenture.

     "Negotiation  Representative"  has the  meaning  ascribed  to such  term in
Section 13.1.

     "Nevada Gaming Authorities" means the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.

     "No Solicitation Period" has the meaning ascribed to such term in Section 4.2(a).

     "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     "Other Assets" has the meaning ascribed to such term in Section 4.13.

     "Outside Date" means July 31, 2003; provided, however, that the Outside Date shall be extended to August 31, 2003 if the Closing has not occurred as of July 31, 2003 as a result of (a) the failure to be satisfied of the conditions set forth in Section 5.8 or Section 6.7, provided that Seller has filed a preliminary Information Statement with the SEC on or before May 15, 2003, or (b) the failure to receive (but not the impossibility of receiving) all approvals necessary for the consummation of the transactions contemplated hereby from the Nevada Gaming Authorities.

     "Party(ies)" means Seller and Purchaser.

     "PBGC" has the meaning ascribed to such term in Section 3.1(bb)(3).

     "Permit"  means  any  license,   approval,   consent,  permit,   franchise,
certificate of authority, or order, or any waiver of the foregoing, issued by any Governmental Authority.

     "Permitted Encumbrance" means any Encumbrance that:

               (i) is clearly reflected in the financial statements referred to in Section 3.1(ee);

               (ii) is a lien of a landlord, carrier, warehouseman, mechanic, materialman, or any other lien arising in the ordinary course of business by operation of law with respect to liability that is not yet due or delinquent;

               (iii) is a lien for Taxes not yet due;

               (iv) is identified on title policies or preliminary title reports or surveys that have been made available to the Purchaser, or that are identified in other documents or writings that are included in public records and, in each case, which have been approved by the Purchaser;

               (v) with respect to the right of a Person to use any property leased or licensed from Four Queens pursuant to a Contract a copy of which has been provided to Purchaser, arises by the terms of the applicable lease or license;

               (vi) with respect to the right of Four Queens to use any property leased or licensed to Four Queens pursuant to a Contract a copy of which has been provided to Purchaser, arises by the terms of the applicable lease or license; or

               (vii) is a purchase money security interest arising in the ordinary course of business.

          In no event shall the liens securing the Indenture or the MWV Notes be deemed a Permitted Encumbrance.

     "Person" means any individual natural person or any artificial person including any corporation, general or limited partnership, joint venture, association, unincorporated organization, trust, business trust, limited liability company or partnership, Governmental Authority or other entity.

     "Pre-Closing Tax Period" has the meaning ascribed to such term in Section 8.1(a).

     "Premises" means all buildings, improvements and fixtures owned or leased by Seller and located on the Land, and all rights appurtenant thereto, if any.

     "Purchase Price" has the meaning ascribed to such term in Section 2.1.

     "Purchase Offer" has the meaning ascribed to such term in Section 4.2(a).

     "Purchaser" means TLC Casino Enterprises, Inc., a Nevada corporation.

     "Purchaser's Conditions Precedent" has the meaning ascribed to such term in
ARTICLE V.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, as now or hereafter amended, 42 U.S.C. Section 6901 et. seq., and the rules, regulations and orders promulgated thereunder.

     "Required Consents" has the meaning ascribed to such term in Section 5.7.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Reports" means Seller's (A) quarterly reports on Form 10-Q filed by Seller with the SEC since January 1, 2002, (B) annual reports on Form 10-K filed by Seller with the SEC since January 1, 2002, (C) all current reports on Form 8-K filed by Seller with the SEC since January 1, 2002, (D) all information statements on Form 14C filed by Seller with the SEC since January 1, 2002, and
(E) all registration statements filed by Seller with the SEC since January 1, 2002.

     "Section  338(h)(10)  Election"  has the  meaning  ascribed to such term in
Section 8.1(j).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means Elsinore Corporation, a Nevada corporation.

     "Seller Stockholders" means the record holders of the outstanding shares of common stock and preferred stock of Seller.

     "Seller's  Conditions  Precedent" has the meaning  ascribed to such term in
ARTICLE VI.

     "Shrink-Wrap    License"   means   any    non-assignable,    non-exclusive,
non-negotiable object code license for standard, general purpose, off-the-shelf software products generally available to the public.

     "Stock" is defined in the preamble to this Agreement.

     "Stock Purchase Offer" has the meaning ascribed to such term in Section 4.2(b).

     "Subsidiary" means any corporation, partnership, limited liability company or other Person in which Four Queens owns at least a 50% capital or profits interest.

     "Summergate A" has the meaning ascribed to such term in Section 3.2(g).

     "Summergate B" has the meaning ascribed to such term in Section 3.2(g).

     "Superior  Proposal"  has the  meaning  ascribed  to such  term in  Section
4.2(c).

     "Tax" or "Taxes" means any tax, charge, impost, tariff, duty or fee of any kind charged, imposed or levied, directly or indirectly, by any Governmental Authority including any value-added tax, sales tax, stamp duty, import duty, excise tax, wagering tax, withholding tax (whether on income, wagering income, wagers, dividends, interest payments, fees, equipment rentals or otherwise), tax on foreign currency loans or foreign exchange transactions, excise tax, franchise tax, transfer tax, property tax, unemployment tax or social security tax including any interest, penalties or other additions thereon.

     "Tax Benefit" shall mean the amount of the reduction in the liability for Taxes of a Person who has received an indemnification payment under this Agreement as a result of the payment or accrual by such Person of any loss, expense, other amount or Tax that was the basis for such indemnification payment.

     "Tax Detriment" shall mean an increase in liability for Taxes.

     "Tax Return" means any return, declaration, statement, report, information report, statement, schedule or other information relating to any Taxes supplied or required to be supplied to or filed or required to be filed with a Governmental Authority by a Party or any of its subsidiaries or relating to any of them, including, where permitted or required, combined or consolidated returns for any group of entities that includes such Party or any of its subsidiaries, including any schedule and attachment thereto, and including any amendment thereof and including any filing under Nevada Gaming Commission Regulation 6.070.

     "Third Party Claim" has the meaning ascribed to such term in Section 11.2.

     "TLC" means TLC Enterprises, a Nevada corporation.

     "Trademark Assignment Agreement" means that certain Trademark Assignment Agreement, the form of which is attached hereto as Exhibit B, to be executed by Seller in favor of Purchaser and delivered at the Closing on the Closing Date.

     "Unconditional Termination Payment" means the deposit of Fifty Thousand Dollars ($50,000) made by Purchaser to the UTP Escrow Agent.

     "UTP Escrow Agent" means McDonald Carano Wilson LLP.

     "VEBA" means a voluntary employee's beneficiary association providing for the payment of life, sickness, accident or other benefits to employees or their dependents.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101, et. seq. and as the same may be amended from time to time, or any successor law, and the rules and regulations promulgated thereunder.

     "Welfare Plan" has the meaning ascribed to such term in Section 3.1(bb)(9).

                                   ARTICLE II
                            PURCHASE AND SALE/CLOSING

     2.1 Transfer of the Stock by Seller. Subject to the terms and conditions of this Agreement, Seller agrees to sell all of the right, title and interest in and to the Stock and the Other Assets, free and clear of all Encumbrances, and deliver the certificates representing the Stock, to Purchaser at the Closing. The certificates shall be properly endorsed for transfer to, or accompanied by a duly executed stock power in favor of, Purchaser.

     2.2 Purchase of the Stock by Purchaser; Purchase Price; Amount Payable at Closing. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase all of the right, title and interest in and to the Stock and the Other Assets from Seller and to pay to Seller the Purchase Price. The "Purchase Price" shall be an amount equal to (a) TWENTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($20,500,000) (less the amount paid under clause (b)) (the "Base Price") plus (b) the amount required under Section 2.5(e). At the Closing, Purchaser shall pay the Base Price to Seller by wire transfer of funds immediately available in Las Vegas, Nevada.

     2.3 The Closing. The Closing shall take place at the offices of Lionel Sawyer & Collins, 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada, 89101, at 10:00 a.m. on the last Business Day of the calendar month in which the last of Purchaser's Conditions Precedent and Seller's Conditions Precedent has been satisfied or waived, but in any event on or before the Outside Date (the "Closing Date"), or at such other place or on such other date as Seller and Purchaser may mutually agree. The effective date of the sale of the Stock shall be at midnight on the Closing Date (i.e., the midnight immediately after 11:59 p.m. on the Closing Date).

     2.4 [Intentionally Omitted].

     2.5 Deposit.

          (a) Concurrently with the execution of this Agreement by both Parties, Purchaser shall deliver to Seller a letter of credit (the "Letter of Credit") for the benefit of Seller in the amount of one hundred fifty thousand dollars ($150,000), which Letter of Credit shall be subject to the terms of this Section 2.5;

          (b) Purchaser has already made an initial deposit of two hundred thousand dollars ($200,000) with Nevada Title Company ("Escrow Agent"), and Purchaser has already deposited the Unconditional Termination Payment with UTP Escrow Agent. Concurrently with the execution of this Agreement by both parties, Purchaser and Seller shall direct the UTP Escrow Agent to pay the Unconditional Termination Payment to Purchaser, and Purchaser shall deliver to Escrow Agent, by wire transfer of immediately available funds, an additional deposit in the amount of fifty thousand dollars ($50,000). The combined two hundred fifty thousand dollars ($250,000) deposit with the Escrow Agent is referred to herein as the "Deposit";

          (c) Until the earlier of (a) the Closing Date or (b) the date of the termination of this Agreement, the Deposit shall be held in a joint account, and the Letter of Credit shall be held by Seller, in each case subject to the provisions of this Section 2.5. The Deposit shall be invested by Escrow Agent as mutually directed by Purchaser and Seller, or, if no such direction is given, the Deposit shall be invested in either (a) direct obligations of the United States of America or any agency thereof,
     (b) certificates of deposit issued by any bank organized under the laws of the United States or any state thereof, provided such bank has capital and surplus aggregating at least Five Hundred Million Dollars ($500,000,000) or
     (c) commercial paper given the highest rating by a nationally recognized credit rating agency.

          (d) Withdrawals shall be made from the joint escrow account only with the written authorization of both Purchaser and Seller and only as provided in this Section 2.5. Each of Purchaser and Seller covenants and agrees to authorize and to cause to be made all withdrawals required to be made by this Section 2.5. Seller shall draw on the Letter of Credit only as permitted by this Section 2.5.

          (e) At the Closing, Seller and Purchaser shall direct the Escrow Agent to pay the Deposit, plus any interest accrued thereon from the date of deposit (the "Accrued Interest"), to Seller, and Seller shall draw the full amount of the Letter of Credit; provided, however, that, at Purchaser's election, Purchaser may deliver to Seller an amount equal to the amount of the Letter of Credit at Closing in exchange for Seller's delivery to Purchaser of the Letter of Credit.

          (f) In the event that this Agreement is terminated (1) by Purchaser in accordance with Section 7.3(a) on account of a willful and material breach by Seller of any representation, warranty or covenant contained in this Agreement, (2) by Seller in accordance with Section 7.2(d), or (3) by Seller in accordance with Section 7.2(c) or by Purchaser in accordance with
     Section 7.3(c) if each of Seller's Conditions Precedent (other than the condition set forth in Section 6.7) has been satisfied but any of the conditions set forth in Section 5.8, Section 5.9, Section 5.10 or Section
     5.12 has not been satisfied, then Seller shall promptly deliver the Letter of Credit to Purchaser, and Seller shall have no claim to, or interest in, the Letter of Credit; provided, however, that, at Purchaser's election, Purchaser may deliver to Seller (within one Business Day of such termination) an amount equal to the amount of the Letter of Credit in exchange for Seller's delivery to Purchaser of the Letter of Credit. In the event that this Agreement is terminated for any other reason, Seller shall draw the full amount of the Letter of Credit.

          (g) In the event that this Agreement is terminated (1) by Purchaser in accordance with (A) Section 7.3(a), (B) Section 7.3(b) on account of the incapability of fulfillment of any of the Purchaser's Conditions Precedent (unless a breach of this Agreement by Purchaser has resulted in the incapability of fulfillment of such Purchaser's Conditions Precedent), or
     (C) Section 7.3(d),  (2) by Seller in accordance with (A) Section 7.2(d) or
     (B) Section 7.2(b) on account of the incapability of fulfillment of any of the Seller's Conditions Precedent (other than the conditions set forth in Sections 6.2, 6.3 or 6.8 (except to the extent that the condition set forth in Section 6.8 is rendered incapable of fulfillment in connection with the incapability of fulfillment of the condition set forth in Section 6.6)), or
     (3) by Seller in accordance with Section 7.2(c) or by Purchaser in accordance with Section 7.3(c) if each of Seller's Conditions Precedent

     (other than the condition set forth in Section 6.7) has been satisfied but any of the conditions set forth in Section 5.8, Section 5.9, Section 5.10 or Section 5.12 has not been satisfied, then Seller and Purchaser shall promptly direct the Escrow Agent to pay the Deposit and any Accrued
     Interest thereon to Purchaser, and Seller shall have no claim to, or interest in, the Deposit and any Accrued Interest thereon. In the event that this Agreement is terminated for any other reason, Seller and Purchaser shall promptly direct the Escrow Agent to pay the Deposit plus any Accrued Interest thereon to Seller.

          (h) Purchaser acknowledges that the receipt of the Deposit and the proceeds of the Letter of Credit by Seller shall not constitute a measure of Seller's damages for any claim for breach against Purchaser brought under this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 Representations and Warranties of Seller. Except as set forth in the Disclosure Schedule, Seller represents and warrants for the benefit and reliance of Purchaser as follows:

          (a) Status, Power and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

          (b) Status, Power and Authority of Four Queens. Four Queens is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Four Queens has full corporate power and authority to conduct its business as it is now being conducted, to own or use its assets it purports to own or use and to perform all of its obligations under all Contracts to which it is a party. Four Queens is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the assets owned or used by it or the nature of the activities conducted by it require such qualification.

          (c) Constituent Documents. Seller has delivered to the Purchaser true, correct and complete copies of the Articles of Incorporation and Bylaws of Four Queens as currently in effect.

          (d) Books and Records. The books of account, minute books, stock record books, and other records of Four Queens, all of which have been made available to Purchaser, are true, complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

          (e) Four Queens Investments. Four Queens does not have any Subsidiaries and Four Queens does not own beneficially or otherwise any shares or other securities of, or any direct or indirect equity interest of any nature in, any other Person.

          (f) Due Authorization, Execution and Delivery. Subject to obtaining Approval of this Agreement and the transactions contemplated hereby from Seller's majority shareholder, the execution, delivery, and performance of this Agreement by the persons executing the same on behalf of Seller have been duly and validly authorized.

          (g) Legal, Valid, Binding and Enforceable. This Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

          (h) No Consents. Other than (i) the Required Consents, (ii) approvals from the Nevada Gaming Authorities and consents that may be necessary to assign to Purchaser the interest of Four Queens Experience Corporation in Fremont Street Experience LLC as contemplated herein, (iii) Approval of this Agreement and the transactions contemplated hereby from Seller's majority shareholder, and (iv) the distribution of the Information Statement to each Seller Stockholder, no material consent, license, permit, order, approval or authorization of any Governmental Authority or private party is required in connection with the execution, delivery and performance of this Agreement by Seller.

          (i) No Conflict / No Breach. Assuming receipt of all requisite consents and approvals in connection with the consummation of the transactions contemplated hereby, the execution, delivery or performance of this Agreement do not, with or without the giving of notice and/or the passage of time, (a) violate any provision of Law applicable to Seller, Four Queens or the Business or which would prevent the consummation of the transactions contemplated by this Agreement or (b) conflict with or result in the breach or termination of, or constitute a default under or pursuant to (i) any indenture, mortgage or deed of trust or any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any other agreement or instrument by which Seller, Four Queens or the Business are bound, or to which any of them are subject, (ii) the constituent documents of Four Queens, or (iii) any material Permit of Four Queens, or which would prevent the consummation of the transactions contemplated by this Agreement, or (c) result in the creation of any Encumbrance upon any of the Four Queens' Assets or the Stock.

          (j) Four Queens Shares. Seller holds of record and owns beneficially 2,500 shares of common stock issued by Four Queens. Such shares are free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Encumbrances (other than liens for taxes not yet due or being contested in good faith), options, warrants, purchase rights, contracts, commitments and claims. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer or otherwise dispose of any capital stock of Four Queens other than this Agreement.

          (k) Capitalization of Four Queens. The authorized capital stock of Four Queens consists of 2,500 shares of common stock of which, as of the date hereof, 2,500 shares were issued and outstanding, and 2,500 shares of preferred stock of which, as of the date hereof, 0 shares were issued and outstanding. All outstanding shares of capital stock of Four Queens have been validly issued, are fully paid, nonassessable and free of preemptive rights and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws, or pursuant to valid exemptions therefrom. No certificate of designation has been authorized or filed with respect to any preferred stock of Four Queens nor has Four Queens authorized the issuance of any thereof. There exists no warrant, option or other right of any Person to acquire any of the stock of Four Queens.

          (l) Property.

               (1) Seller has delivered to Purchaser a true, correct and complete inventory of all items of tangible personal property as of January 31, 2003. The personal property as of such date is set forth in Section 3.1(1) of the Disclosure Schedule.

               (2) Four Queens has good title to its Assets that are tangible personal property (other than personal property leased or licensed by Four Queens) except as specifically stated herein or in Section 3.1(l) of the Disclosure Schedule.

               (3) Except as set forth in Section 3.1(l) of the Disclosure Schedule, the Assets that are personal property at the Closing shall be free and clear of all Encumbrances, except for Permitted Encumbrances.

          (m) Ground Leases. The copies of the Ground Leases delivered by Seller to Purchaser are true, complete and correct. The Ground Leases are the sole Contracts between Four Queens or Seller, as applicable, and the respective landlords with respect to the subject matter thereof and there are no modifications, amendments, cancellations or concessions not indicated by the copies so delivered. The Ground Leases are in full force and effect and there has been no material default by either the tenant or, to the knowledge of Seller and Four Queens, the landlord thereunder nor, to the knowledge of Seller and Four Queens, any event which with the giving of notice and/or passage of time would constitute such a default or event of default thereunder. Section 3.1(m) of the Disclosure Schedule sets forth, with respect to each Ground Lease, the term of such Ground Lease, the current monthly rent thereunder, and the amount of the security deposit, if any, held by the applicable landlord.

          (n) The Hotel.

               (1)  Except  as  noted in  Section  3.1(n)(1)  of the  Disclosure
          Schedule, none of the following are applicable to the Premises: (a) annexation agreements; (b) claims or agreements relating to property owners or homeowners association; (c) agreements to which Four Queens is a party with state or local authorities relating to contributions to off-site improvements in connection with the impact of developmental activities or existing improvements; and (d) environmental impact or other environmental studies or reports made on behalf of or to the knowledge of Seller or Four Queens in the past five (5) years, other than those made by or on behalf of Purchaser.

               (2) Except for the Other Assets, Four Queens' Assets are sufficient to conduct the Business substantially as currently conducted by Four Queens, and Four Queens is not currently using any assets of a third party that are material to the conduct of Business.

               (3) All water, sewer, electric and telephone facilities and all other utilities required for the normal use and operation of the Business are installed at the Hotel and duly connected and are being used by the Business. Other than with respect to chilled water, such utilities are subject to standard, nondiscriminatory utilities charges. The utilities presently connected to the Hotel are adequate to service the needs of the Business substantially as currently conducted by Four Queens.

               (4) Except as set forth in Section 3.1(n)(4) of the Disclosure Schedule, to Seller's and Four Queens' knowledge, the Hotel has been constructed in a good, workmanlike manner and in compliance with all applicable Laws and with all applicable covenants, conditions and restrictions, except in each case as would not have a Material Adverse Effect. The building and improvements making up the Hotel have been maintained to the date hereof and are in good condition except for ordinary wear and tear.

               (5) Neither Seller nor any of its Affiliates has received notice of any condemnation proceedings with respect to Four Queens' Assets.

          (o) Compliance with Laws. The operation of the Business by Seller and Four Queens conforms in all material respects to any and all applicable Laws, except as would not have a Material Adverse Effect. Without limiting the generality of the foregoing, to the knowledge of Seller and Four Queens, the use of the operation of the Business by Seller and Four Queens conforms in all material respects to any and all applicable zoning and building ordinances and codes, and health, safety and fire ordinances, without relying on any variance, non-conforming use or similar Law, except as would not have a Material Adverse Effect. From January 1, 1998 to the date hereof, no notice from any Governmental Authority has been served relating to the Business claiming any current violation of any such Law, or requiring any work, repairs, construction, alterations or installation on or in connection with the Business, and Seller and Four Queens have no knowledge of any ongoing investigation with respect to the foregoing. To Seller's and Four Queens' knowledge, the Premises comply in all material respects with the Americans With Disabilities Act and the Occupational Safety and Health Act.

          (p) Restaurants. The restaurants and bars owned and operated by Four Queens on the Premises have been given a "Grade A" health rating by the Clark County Health Department as of the date of the most recent inspection.

          (q) Permits. Seller has delivered to Purchaser true, correct and complete copies of: (a) all currently valid certificates of occupancy for the Hotel; (b) any and all certificates from the Las Vegas Department of Building and Safety relating to the Hotel; and (c) all other current Permits, if any, in Seller's or Four Queens' possession relating to Four Queens and/or the Business, in each case as requested by Purchaser. To the knowledge of Seller and Four Queens, (i) all Permits for the Business are in full force and effect, (ii) Four Queens is in material compliance with all of the terms and requirements of each Permit, and (iii) no event has occurred with which or without the giving of notice and the passage of time would constitute a material violation of any such Permit or result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination or modification of any such Permit.

          (r) Drawings, Plans and Specifications. Seller has made available to Purchaser true, correct and complete copies of all final working drawings, plans and specifications, as built plans, all change orders and other documents and papers relating thereto, and all soil tests and other engineering reports that relate to the Premises and are in possession of or under the control of Seller or its Affiliates.

          (s) Taxes.

               (1) The IRS has not asserted basis for the assessment against Four Queens of any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending, threatened or being conducted with respect to Four Queens or with respect to Seller that relate to Four Queens. Four Queens has not received (and Seller has not received on its behalf) from any foreign, federal, state, or local taxing authority (including jurisdictions where Four Queens has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Four Queens.

               (2) Four Queens is not a party to or is bound by or remains subject to or liable under any Tax allocation or sharing agreement. Four Queens (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which was Seller and (B) has no liability for the Taxes of any Person other than the Affiliated Group of which Seller is the common parent under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law).

               (3) Seller has filed a consolidated federal income Tax Return with Four Queens for the taxable year immediately preceding the current taxable year and Four Queens shall join in the filing of a consolidated return with Seller for the portion of 2003 ending as of the end of the Closing Date, and Seller is eligible to make a Code
          Section 338(h)(10) election with respect to the sale of the Stock.

               (4) Four Queens has no liability under applicable law for the Taxes of any Person other than Seller under Reg. Section 1.1502-6.

               (5) Section 3.1(s)(5) of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to Four Queens for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Seller has delivered to Purchaser complete copies of all federal income tax returns as filed, examination reports, and statements of deficiencies assessed against or agreed to by Four Queens filed or received since December 31, 1998.

          (t) No Litigation. As of the date hereof, there are no actions, claims, suits or proceedings pending or, to the knowledge of Seller or Four Queens, threatened in writing against Seller, its Affiliates or the Business in any court or before any administrative agency which would prevent Seller from completing the transactions provided for herein or would in any way materially and adversely affect the operation of the Business, nor are there any other actions, claims, suits or proceedings of any kind pending or, to the knowledge of Seller or Four Queens, threatened in writing against Four Queens, except as set forth in Section 3.1(t) of the Disclosure Schedule. Except as set forth in the Disclosure Schedule, to Seller's and Four Queens' knowledge, other than individual slip and fall claims and other than events or circumstances as to which Purchaser has knowledge, no event has occurred or circumstances exist which might reasonably be anticipated to serve as a basis for any such action, claim, suit or proceeding. For purposes of the preceding sentence, Seller and Four Queens shall only be deemed to have knowledge of a basis for a claim if one of the Persons designated in the definition of "knowledge" has actual knowledge of facts or circumstances which, assuming no specialized knowledge of Law, a reasonable Person as of the date this representation and warranty is made would conclude are likely to result in a claim against the Business or Four Queens that would have a Material Adverse Effect.

          (u) Material Contracts.

               (1) Section 3.1(u)(1) of the Disclosure Schedule sets forth a list of each Contract to which Four Queens is a party (other than Contracts that, in the aggregate, provide for payments by Four Queens of less than $250,000) (the "Material Contracts").

               (2) All copies of the Material Contracts requested by Purchaser and delivered by Seller to Purchaser will be, when delivered, true, complete and correct;

               (3) The Material Contracts are, to Seller's and Four Queens' knowledge, in good standing, valid and enforceable by Four Queens and are in full force and effect. Except as set forth in such Material Contracts there are no outstanding rights to renegotiate, and there are no ongoing renegotiations of, any material amounts paid or payable to Four Queens under any such Contract, nor has any Person made written demand for such renegotiation;

               (4) To Seller's and Four Queens' knowledge, there exists no event of default under any Material Contract, or event which, with notice or lapse of time, or both, would constitute an event of default under any material Material Contract on the part of Four Queens or any third party thereunder; and

               (5) Four Queens does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, except as endorser or maker of checks endorsed or made in the ordinary course of business and consistent with past business practices.

          (v) Affiliate Agreements.

               (1) Section 3.1(v) of the Disclosure Schedule sets forth a description of each Intercompany Agreement.

               (2) The description of the Intercompany Agreements and the copy of the Indenture delivered by Seller to Purchaser are true, complete and correct in all material respects.

               (3) Neither Seller nor any of its Affiliates are in default under any Intercompany Agreement or the Indenture, and there has not occurred any event which, with notice or lapse of time, or both, would constitute an event of default under any Intercompany Agreement or the Indenture.

          (w) Intellectual Property.

               (1) The Intellectual Property Rights are listed in Section 3.1(w)(1) of the Disclosure Schedule. To Seller's and Four Queens' knowledge, no other Intellectual Property Rights (other than licenses and leases included in the Material Contracts and any Shrink-Wrap Licenses) are used in the Business as it is presently conducted by Four Queens.

               (2) Four Queens is the sole and exclusive owner of the "Four Queens Hotel and Casino" trademark (the "Four Queens Trademark"), has, to Seller's and Four Queens' knowledge, the sole and exclusive right to use the Four Queens Trademark and, as of the date hereof, has received no notice from any other party pertaining to Four Queens' use of or challenging the right of Four Queens to use the Four Queens Trademark. Four Queens has not granted any licenses or other rights to use the Four Queens Trademark and has not agreed to grant any such licenses or other rights.

          (x) Accounts Receivable. All accounts receivable, including gaming receivables, of Four Queens that are reflected on the financial statements referenced in Section 3.1(ee) or on the accounting records of Four Queens as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Four Queens has maintained reserves for the collection of the Accounts Receivable consistent with past practice. There is no material contest, claim, or right of set-off under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

          (y) Insurance. Section 3.1(y) of the Disclosure Schedule lists all insurance policies (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which Four Queens is an insured, a named insured or otherwise the principal beneficiary of coverage. Subject to any consents required in connection with the transactions contemplated hereby, such insurance policies (or reasonably equivalent policies) for which Four Queens is the primary named insured will be in full force and effect as of the Closing. Neither Seller nor Four Queens has received notice of any refusal of coverage with respect to an existing policy or that a defense will be afforded with a reservation of rights or any notice of cancellation or other indication that any such insurance policy is no longer in full force and effect or will not be renewed, or that the issuer of any policy is not willing or able to perform its obligations thereunder. Seller or Four Queens has paid all premiums due under all such policies. Four Queens has given notice to the insurer of all claims that it concluded would be insured by any such policy. Except for deductibles under the above-referenced policies and for workers' compensation insurance and employee health insurance for employees of Four Queens who are not represented under any Collective Bargaining Agreement, neither Seller nor Four Queens self-insures against any risk. Four Queens' reserves for self-insured risks as of the date hereof are set forth in
     Section 3.1(y) of the Disclosure Schedule, and such reserves shall be maintained in accordance with past practice.

          (z) No Orders. No judgment, order, injunction, decree or ruling of any court or Governmental Authority exists by which Seller, its Affiliates or the Business are bound, or to which any of them are subject, which would have a Material Adverse Effect.

          (aa) Deposits. All deposits by or with Four Queens, either as security, prepayment of rent or otherwise, are set forth in Section 3.1(aa) of the Disclosure Schedule.

          (bb) Benefit Plans and Employees.

               (1) All  pension  plans,  retirement  plans  and  other  employee benefit plans applicable to any of the employees of the Business (including, without limitation, any multi-employer contracts or multi-employer pension or other benefit plans) (collectively, "Benefit Plans") and all Collective Bargaining Agreements are listed in Section 3.1(bb)(1) of the Disclosure Schedule, and complete and correct copies of such items have been made available to Purchaser. Four Queens, the Premises and the Business are in material compliance with all applicable Laws and Collective Bargaining Agreements respecting employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, and Four Queens is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act. Four Queens has no labor strike, dispute, slowdown or stoppage actually pending or, to Seller's and Four Queens' knowledge, threatened against Seller or Four Queens. No certification or decertification proceeding is pending or was filed within the past twenty-four (24) months respecting the employees of the Business and, to Seller's and Four Queens' knowledge, no certification or decertification petition is being or was circulated among the employees of the Business within the past twelve months. There are no charges, administrative proceedings or formal complaints of discrimination (including, but not limited to, discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability or veteran status) pending or, to Seller's knowledge, threatened, or to Seller's and Four Queens' knowledge, any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court except as noted in Section 3.1(bb)(1) of the Disclosure Schedule. There have been no audits of the equal employment opportunity practices of the Business and, to Seller's and Four Queens' knowledge, no act or omission has occurred, and no circumstance exists, that could give rise to any basis for such an audit. Seller has delivered to Purchaser a true, correct and complete copy of each Benefit Plan and Welfare Plan maintained by Four Queens at any time since January 1, 2002.

               (2) Each of the Benefit Plans which is an "employee pension benefit plan," as defined in Section 3(2) of ERISA, other than Multi-Employer Plans (collectively the "Employee Pension Benefit Plans"), is "qualified" within the meaning of Section 401(a) of the Code, except as disclosed in Section 3.1(bb)(2) of the Disclosure Schedule, and a favorable determination letter has been issued by the Internal Revenue Service with respect to each such qualified plan and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Each Employee Pension Benefit Plan has been administered in all material respects in accordance with the requirements of ERISA and, where applicable, Section 401(a) of the Code.

               (3) All material reports and information required to be filed with the United States Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation (the "PBGC"), and plan participants and their beneficiaries with respect to the Benefit Plans which are maintained by Four Queens ("Four Queens Benefit Plans") have been timely filed or delivered by Four Queens.

               (4) With respect to each Four Queens Benefit Plan for which an annual report has been filed, no material change has occurred with respect to the matters covered by the annual report since the date thereof, except as indicated in Section 3.1(bb)(4) of the Disclosure Schedule. The financial statements of Four Queens reflect all employee liabilities arising under each such plan, fund, or arrangement in a manner satisfying the requirements of GAAP.

               (5) Since January 1, 1998, Seller and Four Queens have not maintained any Employee Pension Benefit Plan subject to Title IV of ERISA, except as described in Section 3.1(bb)(5) of the Disclosure Schedule.

               (6) Neither Four Queens nor any Person claiming by or through Four Queens has received any notification that any Multi-Employer Plan to which it contributes is in "reorganization" as defined under
          Section 4241 of ERISA. Except as disclosed in Section 3.1(bb)(6) of the Disclosure Schedule, no Employee Pension Benefit Plan is subject to Title IV of ERISA or to the requirements of Section 412 of the Code. As of the most recent valuation date with respect to each such plan, the present value of the accrued benefits thereunder do not exceed the assets of such plan available to fund such benefits.

               (7) No Employee Pension Benefit Plan has been terminated, nor have there been any "reportable events," as that term is defined in
          Section 4043 of ERISA, since January 1, 1998. None of the Benefit Plans maintained by Four Queens or the Controlled Group (i) has any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived, or (ii) has been terminated in a manner which could result in the imposition of a lien on Four Queens' Assets pursuant to Section 4068 of ERISA.

               (8) Seller has made available to Purchaser true, correct and complete information regarding (i) the job classifications, number of employees in each job classification and compensation rate for each job classification, with respect to all present hourly employees of the Business, and (ii) the name, job classification, current annual compensation rate (including bonus and commissions), current base salary rate, accrued bonus (which may be set forth as part of an employee pool rather than individually), seniority and accrued vacation benefits of each other present employee of the Business. Seller has also delivered to Purchaser true, correct and complete copies of any employee handbook(s); and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended.

               (9) For each plan, fund, or arrangement maintained by Seller or Four Queens which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"), the following is true:

                    (i) each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

                    (ii) there is no VEBA  maintained  with  respect to any such
               Welfare Plan;

                    (iii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject Purchaser to a tax under Code Section 4976(a); and

                    (iv) each such Welfare Plan which is a group health plan (as such term is defined in Code Section 4980B(g)(2)) complies and has complied, in all material respects, with the applicable requirements of Code Section 4980B(f) and the applicable provisions of the Social Security Act.

               (10) Other than employees hired in connection with Four Queens' poker tournament (who are no longer employees of Four Queens), there are no leased employees (as such term is defined in Code Section 414(n)) with respect to the Business who must be taken into account for the requirements of Code Section 414(n)(3).

               (11) Seller has made available to Purchaser true, correct and complete copies of (i) the most recent Internal Revenue Service determination letter relating to each Employee Pension Benefit Plan for which a letter of determination was obtained, (ii) to the extent required to be filed, the two (2) most recent Annual Reports (Form 5500 Series) and accompanying schedules of each Employee Pension Benefit Plan, as filed with the Internal Revenue Service, (iii) any summary plan descriptions relating to the Employee Pension Benefit Plans, and (iv) if available, the most recent certified financial statement or statements of each Employee Pension Benefit Plan.

          (cc) Bank Accounts and Safe Deposit Boxes. A true and complete list showing the names of each bank in which Four Queens has accounts or safe deposit boxes, and other boxes and lockers, located inside and outside of the Hotel, a description of the contents of such boxes and lockers, and the names of all persons authorized to have access thereto are set forth in
     Section 3.1(cc) of the Disclosure Schedule.

          (dd) Inventory. As of midnight on the Closing Date, the Inventory shall not be less than that normally maintained by Four Queens.

          (ee) Financial Statements.

               (1) Seller has heretofore furnished Purchaser with copies of the following financial statements of Four Queens:

                    (i) Consolidated audited balance sheets as at December 31, 2002, including consolidating schedules separately setting forth information with respect to Four Queens;

                    (ii) Consolidated audited statements of income and consolidated audited statements of cash flows for the fiscal years ending December 31, 2002, including consolidating schedules separately setting forth information with respect to Four Queens;

                    (iii) A consolidated unaudited balance sheet as at March 31,
               2003, including consolidating schedules separately setting forth information with respect to Four Queens; and

                    (iv) A  consolidated  unaudited  statement  of income  and a consolidated unaudited statement of cash flows for the one month period ending March 31, 2003, including consolidating schedules separately setting forth information with respect to Four Queens.

               (2)  Except as noted  therein  and  except  for  normal  year end adjustments with respect to the unaudited financial statements, none of which is expected to be material, all of such financial statements and all other financial statements provided by Seller to Purchaser, were prepared in accordance with GAAP and present fairly the financial position of Four Queens as of such dates and the results of its operations and its cash flows for the periods then ended. Four Queens has no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for:

                    (i)  liabilities   described  in  the  financial  statements
               described in Section 3.1(ee)(1) or the notes thereto;

                    (ii) liabilities described in Seller's annual report on Form
               10-K for the yearly period ended December 31, 2002;

                    (iii) liabilities  described in Seller's quarterly report on
               Form 10-Q for the period ended September 30, 2002;

                    (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002; and

                    (v) liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

          (ff) Absence of Material Change. Since December 31, 2001, except as reflected in the financial statements referenced in Section 3.1(ee), (i) there has not been a Material Adverse Effect, (ii) except as set forth in
     Section 3.1(ff) of the Disclosure Schedule and except for dividends paid to Seller to pay Seller's expenses and to make scheduled payments on the MWV Notes as would be permitted by Section 4.19, Four Queens has not declared, accrued or set aside or paid any dividend or made any other distribution in respect of shares of capital stock or otherwise to Seller, (iii) except as required by changes in GAAP, neither Seller nor Four Queens has changed any of its methods of accounting or accounting practices in any material respect, (iv) Four Queens has not entered into any material transaction (other than any transaction as to which Purchaser has been reasonably notified) which is, at the date hereof, anticipated to have a Material Adverse Effect; and (v) neither Four Queens nor Seller have agreed or committed to take any of the foregoing actions.

          (gg) Taxpayer Identification. Neither Seller nor any Person constituting Seller is or has been a foreign person or, in the case of corporations, a U.S. real property holding corporation, as defined in
     Section 897 of the Code, and Seller will deliver to Purchaser at the Closing affidavit(s) under penalty of perjury and otherwise in the form and substance necessary to satisfy the requirements under the Code relating to withholding of a portion of the purchase price, stating the U.S. taxpayer identification number of each Person constituting Seller and that such Person is not a foreign person or U.S. real property holding corporation, as the case may be.

          (hh) Suppliers. Section 3.1(hh) of the Disclosure Schedule sets forth an accurate and complete list of the ten (10) largest suppliers of Four Queens in terms of purchases during the twelve (12) months ending December 31, 2002 and the approximate total purchases by Four Queens from each such supplier during such period. To Seller's knowledge, within the last twelve
     (12) months, there has been no change in the business relationship of Four Queens and such ten (10) largest suppliers having a Material Adverse Effect.

          (ii) Racebook and Sportsbook. No racebook or sportsbook operations are conducted by Four Queens on the Premises, other than those conducted by Leroy's Horse and Sports Place.

          (jj) Investment Company. Seller is not an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940 as amended, and the rules and regulations thereunder.

          (kk) Environmental Matters.

               (1) Except as set forth in any environmental report provided to Purchaser with respect to the Premises, to Seller's and Four Queens' knowledge, the Premises, and any adjoining real property owned by Four Queens or any Affiliate, if any, are not in violation of, or subject to any existing, pending or threatened investigation by any Governmental Authority under, any of the Environmental Laws except as would not have a Material Adverse Effect.

               (2) Except as set forth in any environmental report provided to Purchaser with respect to the Premises, Four Queens has complied, and shall continue to comply, in all material respects with all notice and reporting requirements applicable to the Premises under the Environmental Laws.

               (3) Except as set forth in any environmental report provided to Purchaser with respect to the Premises, Four Queens has never installed or used any underground storage tank (as defined in RCRA) or any above-ground storage tank for storing or dispensing any hydrocarbon on or at the Premises, and to the knowledge of Seller, after due inquiry, there has never been an underground storage tank installed or used on or at the Premises for such purposes.

               (4) Seller has provided Purchaser access to true, correct and complete copies of all environmental site assessments and asbestos surveys with respect to the Premises in Seller's or Four Queens' possession or control, and all such assessments and surveys are set forth in Section 3.1(kk)(4) of the Disclosure Schedule.

               (5) All environmental registrations, permits, licenses, certificates and approvals held by Four Queens and related to the Premises are set forth in Section 3.1(kk)(5) of the Disclosure Schedule.

               (6) Four Queens has not received any notification from any Governmental Authority or any other Person of any asserted present or past failure by Four Queens to comply with the Environmental Laws.

          (ll) Brokers and Finders. Except as set forth in Section 3.1(ll) of the Disclosure Schedule, neither Seller nor Four Queens has incurred any obligation or liability to any party for any broker fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

          (mm) Certain Payments. To the knowledge of Seller and Four Queens, neither Four Queens nor any director, officer, agent, or employee of Four Queens, or to Seller's and Four Queens' knowledge, any other Person associated with or acting for or on behalf of Four Queens, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, (C) to obtain special concessions or for special concessions already obtained, for or in respect of Four Queens or any Affiliate of Four Queens, or (D) in violation of any Law. Since December 31, 2001, Four Queens has not established or maintained any fund or asset that has not been recorded in the books and records of Four Queens.

          (nn) No  Relationships  with Related  Persons.  Except as set forth in
     Section 3.1(nn) of the Disclosure Schedule, and except for the Other Assets and the contents of Suite #302 on the Premises, neither Seller, any Affiliate of Seller, or any of their officers or directors has, or since December 31, 2001, has had, any interest in any Asset used in or pertaining to the Business. Except as set forth in Section 3.1(nn) of the Disclosure Schedule, neither Seller, any Affiliate of Seller, or any of their officers or directors has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
     (i) had business dealings or a material financial interest in any transaction with Four Queens, or (ii) engaged in competition with Four Queens. Except as set forth in Section 3.1(nn) of the Disclosure Schedule, and except for rights to indemnification pursuant to the constituent documents of Seller or Four Queens, neither Seller, any Affiliate of Seller, or any of their officers or directors is a party to any Contract with, or has any claims or rights against, Four Queens.

          (oo)  Full  Disclosure.   As  supplemented  by  the  SEC  Reports,  no
     representation or warranty by Seller, nor any statement, document or certificate furnished or to be furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or fails to state, or will omit or fail to state, any material fact necessary to make the statements contained therein not misleading.

     3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants for the benefit and reliance of Seller as follows:

          (a) Status, Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

          (b)  Due  Authorization,   Execution  and  Delivery.   The  execution,
     delivery, and performance of this Agreement by the persons executing the same on behalf of Purchaser have been duly and validly authorized.

          (c) Legal, Valid, Binding and Enforceable. This Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

          (d) No Consents. Other than the Required Consents and approvals from the Nevada Gaming Authorities, no material consent, license, permit, order, approval or authorization of any Governmental Authority or private party is required in connection with the execution, delivery and performance of this Agreement by Purchaser.

          (e) No Conflict / No Breach. Assuming receipt of all requisite consents and approvals in connection with the consummation of the transactions contemplated hereby, the execution, delivery or performance of this Agreement do not, with or without the giving of notice and/or the passage of time (a) violate any provision of Law applicable to Purchaser or which would prevent the consummation of the transactions contemplated by this Agreement or (b) conflict with or result in the breach or termination of, or constitute a default under or pursuant to any indenture, mortgage or deed of trust or any judgment, order, injunction, decree or ruling of any court or Governmental Authority, or any other agreement or instrument by which Purchaser is bound, or to which it is subject, or which would prevent the consummation of the transactions contemplated by the Agreement.

          (f) Financing. Purchaser has received a commitment letter, a copy of which has been delivered to Seller (the "Commitment Letter"), with respect to financing in the form of a loan from Nevada State Bank (the
     "Financing"). Purchaser has no basis to believe that the financing contemplated thereby will not be available to Purchaser in a time sufficient to support a Closing at all times on or after the date hereof. On the Closing Date, Purchaser will have cash or immediately available funds in an amount not less than the aggregate amount of the Base Price to be paid hereunder.

          (g) Net Assets. SummerGate, Inc, a Nevada corporation, owns all of the outstanding capital stock of Summergate A Inc., a Nevada corporation

     ("Summergate A") and Summergate B Inc., a Nevada Corporation ("Summergate B"). Summergate A and Summergate B have, and at all times until the Closing Purchaser shall cause Summergate A and Summergate B to have, in the aggregate, net assets in excess of Four Million Five Hundred Thousand Dollars ($4,500,000).

          (h) Information Statement. None of the information provided by Purchaser for use in the Information Statement distributed to the Seller Stockholders in connection with this Agreement, including any amendments or supplements thereto shall, at the time filed with the SEC, at the time mailed to Seller Stockholders or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (i) WARN Act. Purchaser is not planning or contemplating, and has not made or taken, any decisions or actions concerning Four Queens after the Closing that would require the service of notice under the WARN Act.

          (j) Investment Representation. Purchaser is acquiring the Stock from Seller for Purchaser's own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Purchaser is an accredited investor (as such term is defined in the Securities Act) and has had the opportunity to review the SEC Reports. Seller has made available to Purchaser prior to the date hereof the opportunity to ask questions and receive answers concerning Seller, Four Queens and the terms and conditions of the transactions contemplated hereby.

          (k) Gaming Approval. Purchaser is not aware of any reason why the transactions contemplated by this Agreement, including the financing, will not be approved by the Nevada Gaming Authorities on or before the Outside Date.

          (l) Brokers and Finders. Except for the commission of approximately Two Hundred Five Thousand Dollars ($205,000) payable to David Atwell upon the Closing, and an additional commission which may be due to Ladenburg Thalmann in connection with the financing of the transactions contemplated hereby, Purchaser has not incurred any obligation or liability to any party for any broker fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

          (m) Disclaimer of Representations and Warranties. Purchaser acknowledges and agrees that the purchase and sale of the Stock hereunder shall be without representation or warranty by Seller, express or implied, except as specifically set forth in Section 3.1.

     3.3 Release by Purchaser.

          (a) Purchaser, and any Person claiming by, through or under Purchaser, each hereby fully and irrevocably releases, discharges and waives its rights to recover from Seller or any Affiliate of Seller, any and all claims that Purchaser and any Person claiming by, through or under Purchaser, may now have or hereafter acquire against Seller or any Affiliate of Seller for any Loss, whether foreseen or unforeseen, direct or indirect, known or unknown, arising from or related to the existence or presence of Hazardous Substances in, on, under, or about the Premises or the non-compliance of the Premises with any Environmental Laws, except to the extent the same results from, constitutes or arises as a result of any material misrepresentation, breach or default of or under any of the matters expressly represented and warranted by Seller in this Agreement prior to the expiration of such representation and warranty ("Excluded Matters"). Subject to Section 10.6, for purposes of the preceding sentence, any representation or warranty which contains a materiality or similar limitation (such as a dollar threshold) shall be read as if it did not contain such limitation.

          With respect to the release set forth herein relating to unknown and unsuspected claims, Purchaser hereby acknowledges that such waiver and release is made with the advice of counsel and with full knowledge and understanding of the consequences and effects of such waiver.

          PURCHASER ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVER AND RELEASE SHALL EXTEND TO CLAIMS WHICH WERE NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR AT THE TIME PURCHASER EXECUTED THIS WAIVER AND RELEASE, WHETHER OR NOT PURCHASER'S KNOWLEDGE WOULD HAVE MATERIALLY AFFECTED ITS AGREEMENT IN THE FOREGOING PARAGRAPH WITH SELLER.

          Upon consummation of the Closing, the foregoing release shall be deemed to be restated and made again as of the Closing Date and shall survive the Closing.

     3.4 Continued Validity. The representations and warranties contained herein shall survive the Closing for a period of six months and shall terminate and be of no further force or effect six months following the Closing Date; provided that the representations and warranties of Seller set forth in (i) Sections 3.1(s) and 3.1(bb) shall survive for the applicable statute of limitations, (ii)
Section 3.1(j) shall survive indefinitely, (iii) Section 3.1(kk) shall survive for three (3) years, and (iv) Section 3.1(m) shall survive for one year. Any claim with respect to the truth, accuracy or completeness of any representation or warranties of either Party (other than those referenced in clauses (i), (ii),
(iii) or (iv) above) must be made in writing, if at all, prior to six months following the Closing Date and, if not made on or before such date, shall be void and of no force or effect. Notwithstanding anything to the contrary, if a Party has made a claim with respect to a representation or warranty prior to its applicable expiration, the representation and warranty subject to such proceeding shall survive until final resolution or settlement of such claim.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Operation of the Business.

          (a) Except to the extent set forth in 4.1 of the Disclosure Schedule, during the period from the date hereof until the Closing, Seller shall not, and shall cause Four Queens not to:

               (1) operate the Business other than in the ordinary course of business in accordance with past practices consistently applied;

               (2) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), enter into any Contract or lease providing for payments by Four Queens in excess of $50,000, or any Contracts providing for payments by Four Queens in excess of $250,000 in the aggregate, or modify, extend or terminate any existing material Contract with respect to the Business, other than in the ordinary course of business. All insurance policies with respect to the Business shall be maintained in full force and effect;

               (3) waive any rights with a value in excess of $50,000 which are included in Four Queens' Assets;

               (4) enter into advance bookings for any time after fourteen months from the date hereof. Four Queens will not enter into any otherwise permitted advance bookings other than in the ordinary course of business and at rates consistent with past practice;

               (5) sell or otherwise dispose of any Asset of Four Queens with a value in excess of $50,000, or any Assets of Four Queens with an aggregate value in excess of $250,000, except Inventory used or sold in the ordinary course of business and at normal rates (including customer discounts);

               (6) except as otherwise requested by Purchaser and without making any commitment on its behalf, maintain Four Queens' Assets other than in the ordinary course of business. Seller shall cause Four Queens to use commercially reasonable efforts to keep its business organization at the Business substantially intact and to preserve for Purchaser the good will of suppliers, customers and others having business relations with Four Queens in connection with the Business or otherwise serving the Business;

               (7) other than adopting and approving payments under Four Queens' bonus plan for 2002 and 2003 as described in Section 4.1(a)(7) of the Disclosure Schedule, not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee or, other than increases in compensation relating to job classifications that are subject to a non-union progressive wage scale, increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan;

               (8) fail to use commercially reasonable efforts to comply in all material respects with the Laws of the Nevada, and with all such other applicable Laws as may be required for the conduct of the Business;

               (9) make any change  affecting  the banking and safe  deposit box
          arrangements  of  the  Business  without   Purchaser's  prior  written
          approval;

               (10) incur indebtedness with respect to Four Queens' Assets or the Business or create or suffer any Encumbrance (other than Permitted Encumbrances) with respect thereto or any portion thereof, except such as would be repaid by Seller or Four Queens at the Closing; provided, however, that Four Queens shall not make any payment with respect to indebtedness of any other Person except as set forth in this Agreement;

               (11) make any guaranty of any third party obligation, except for endorsement of checks in the ordinary course of business;

               (12) maintain business and financial records of the Business other than in accordance with practices current on the date hereof;

               (13) without  Purchaser's prior written approval,  enter into any new Collective Bargaining Agreement (other than the Collective Bargaining Agreement with the Culinary Workers Union local 226 in substantially the form provided to Purchaser) with any union (other than the Carpenters Union), unless such agreement is on terms substantially similar to agreements entered into between such union and other hotel and casino properties in downtown Las Vegas, Nevada;

               (14) take any action which would require any notification pursuant to the notice provisions of the WARN Act;

               (15) except as provided in Section 4.19, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or to any stockholder or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

               (16) amend Four Queens' Articles of Incorporation or Bylaws;

               (17) enter into any Intercompany Agreements;

               (18) issue or authorize the issuance of any capital stock of Four Queens or options, warrants or other rights to purchase any capital stock of Four Queens or any securities convertible or exchangeable for shares of such stock or commit to do any of the foregoing;

               (19) merge or consolidate with, purchase substantially all or any substantial part of the assets of, or otherwise acquire any business or any proprietorship, association of corporation or other Person or division thereof; or

               (20) take any action to extend or modify the term of that certain lease between Four Queens and Springfield Food Court, Inc., or enter into any new lease agreement with respect to any or all of the space that is the subject of such lease on other than a month-to-month basis unless such new lease agreement provides that the same may be terminated by the landlord on not more than thirty (30) days notice.

          (b) Except to the extent set forth in Section 4.1 of the Disclosure Schedule, during the period from the date hereof until the Closing, Seller shall, and shall cause Four Queens to:

               (1) provide to Purchaser, within twenty (20) days after the end of each month, a consolidated unaudited balance sheet as of the end of such month and a consolidated unaudited statement of income and a consolidated unaudited statement of cash flows for the periods commencing on the first of such month and on January 1, 2002, and ending as of the end of such month, including consolidating schedules, all of which reports shall separately set forth information with respect to Four Queens;

               (2) at Purchaser's request, provide Purchaser with copies of all material gaming financial reports, if any, filed by Four Queens with respect to the Business with the State of Nevada and/or local gaming authorities between the date hereof and the Closing;

               (3) notify Purchaser in writing of any actual, threatened or pending claims arising in relation to the conduct of the Business and reasonably expected to result in a judgment against Seller or Four Queens in excess of $25,000, a lien on any of Four Queens' Assets or the Stock or the inability to close the transactions contemplated hereby promptly after Seller learns of any such actual, threatened or pending claims;

               (4) in the event of a spill or other release of Hazardous Substances on or at the Premises, give Purchaser a copy of any notice or report filed with any and all Governmental Authorities relating to such spill or release concurrently with such agency filings. Seller shall promptly forward to Purchaser copies of all correspondence, orders, notices, permits, applications or other communications and reports in connection with any such event or any other matter relating to Environmental Laws as they may affect the Premises;

               (5) consult with Purchaser with respect to any renegotiation of any Collective Bargaining Agreement (other than any renegotiation with respect to the Carpenters Union);

               (6) consult with Purchaser with respect to the determination of any change to the monthly rent under any Ground Lease that arises under the terms of such Ground Lease;

               (7) duly and timely file all Tax returns or reports required to be filed, taking into account any extensions of time for such filings, with any Governmental Authority having jurisdiction to levy Taxes on Seller or Four Queens and promptly pay all Taxes shown on such returns;

               (8) promptly notify Purchaser in the event there occurs any event
          which   constitutes  a  Material   Adverse  Effect  or  is  reasonably
          anticipated to result in such Material Adverse Effect; and

               (9) comply in all material respects with all Contracts, including Intercompany Agreements, to which it is a party.

     4.2 Non-Solicitation.

          (a) From and after the date hereof, until the earlier of the Closing, the Outside Date or the termination of this Agreement (the "No Solicitation Period"), Seller shall cause Four Queens not to in any way solicit, accept, negotiate or request other offers or proposals for the purchase or sale (or change of ultimate ownership in any form) of all or any portion of its Assets or the Business (a "Purchase Offer") or enter into discussions therefor.

          (b) Seller agrees that during the No Solicitation Period, it shall not in any way solicit, accept, negotiate or request other offers or proposals for the purchase or sale (or change of ultimate ownership in any form) of all or any portion of the Stock (a "Stock Purchase Offer") or enter into discussions therefor.

          (c) Notwithstanding the foregoing, prior to the Closing, Seller and Four Queens may, directly or indirectly, provide access and furnish information concerning the Business to any Person pursuant to customary confidentiality agreements, and may participate in discussions and negotiations with such Person if (1) such Person has submitted an unsolicited bona fide written Purchase Offer or Stock Purchase Offer, as applicable, to the Boards of Directors of Seller or Four Queens, (2) such proposal provides for the acquisition for cash and/or publicly traded securities of substantially all of Seller, Four Queens' Assets or all of the Stock, as applicable, and (3) the Board of Directors of Seller or Four Queens determines in good faith, after consultation with its independent financial advisor, that such proposal is financially superior to the transactions contemplated by this Agreement. A proposal meeting all of the criteria in the preceding sentence is referred to herein as a "Superior Proposal." Seller and Four Queens will promptly provide to Purchaser any non-public information concerning Seller or Four Queens provided to any other party which was not previously provided to Purchaser. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing, the Board of Directors of Seller may withdraw or modify its approval of this Agreement or the transactions contemplated hereby, approve a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the third Business Day following Purchaser's receipt of written notice from Seller or Four Queens advising Purchaser that such Board of Directors has received a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, but only if Seller or Four Queens shall have caused its financial and legal advisors to negotiate with Purchaser to make such adjustments in the terms and conditions of this Agreement as would enable Seller to proceed with the transactions contemplated herein on such adjusted terms.

     4.3 Access to Properties and Records.

          (a) During the period from the date hereof to the Closing Date, Purchaser and Purchaser's counsel, accountants and other representatives shall have reasonable access during normal business hours (i.e., Monday through Friday, 9:00 a.m. through 5:00 p.m.), to the Business, Four Queens' Assets and all books, contracts, commitments and records with respect to the Business, shall be able to consult with any and all of Four Queens' employees, accountants and other advisors and consultants regarding the Business and shall be furnished during such period with all such information concerning the Business and Four Queens' Assets as Purchaser may reasonably request. In connection therewith, Purchaser and its representatives shall be entitled to make tests and surveys. Purchaser shall not, however, conduct any on-site investigations or contact any of Four Queens' employees without the prior approval, oral or written, of Mr. Phil Madow, Four Queens' general manager, which shall not be unreasonably withheld or delayed. Purchaser shall not maintain an office on the Premises until the Closing Date. The rights of the Parties pursuant to this Section 4.3(a) are subject to each Party's obligations pursuant to that certain Confidentiality Agreement dated May 30, 2001, as amended, by and between Four Queens and TLC. After the Closing Date, Purchaser shall provide Seller with access to, upon prior reasonable written request specifying the need therefor, during normal business hours, such books, records and employees, to the extent relevant to obtain information regarding the period prior to the Closing, and Seller and its representatives shall have the right to make copies of such books and records, including all records maintained in electronic form. Seller shall keep all such information confidential as if Seller were named the Prospective Buyer in the above-described Confidentiality Agreement. It is hereby agreed that, from the commencement of discussions with respect to the transactions contemplated hereby, each of Purchaser and Seller (and each of their respective employees, representatives, or agents) is authorized to disclose to any and all Persons, without limitation of any kind, (a) the structure and tax aspects of the transactions contemplated hereby, and (b) all materials of any kind (including tax analyses) that are provided to either Party related to the structure and tax aspects of the transactions contemplated hereby. Any Party's disclosure of the structure or tax aspects of the transactions contemplated hereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each Party acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions contemplated hereby is limited in any other manner (such as where the transactions contemplated hereby are claimed to be proprietary or exclusive) for the benefit of any other Person who makes or provides a statement, oral or written (or for whose benefit a statement is made or provided) as to the potential tax consequences that may result from the transactions contemplated hereby.

          (b) During the period from the date hereof to the Closing Date, Seller covenants and agrees to promptly furnish to Purchaser all information and data in Seller's or Four Queens' possession, under Seller's or Four Queens' control or to which Seller or Four Queens has access reasonably requested by Purchaser in order to assist Purchaser to secure the permits, licenses, approvals and other authorizations contemplated by this Agreement.

          (c) Each of Seller and Purchaser shall preserve until the fourth anniversary of the Closing Date, or, in the case of Tax related records, until expiration of the applicable statute of limitations, all books and records possessed or to be possessed by such Party relating to any of Four Queens' Assets or the Business, except that either Party may destroy any such books and records in its possession that are not required to be retained under applicable Law, provided that prior to destruction of such books and records, whether before or after expiration of the period described above, (i) such Party provides reasonable written notice to the other Party stating its intent to do so and offering to transfer such books and records to the other Party, and (ii) the other Party declines in writing or does not respond to the notice for a period of sixty (60) days.

     4.4 Notice of Inaccuracy.

          (a) Promptly upon either Party becoming aware of the occurrence of, or the impending or threatened occurrence of, any event which would cause a breach of any of its own representations or warranties contained in Sections 3.1 or 3.2, as the case may be, or an inability of such Party to deliver the certificate to be delivered by it pursuant to Sections 5.3, 5.4, 6.2 or 6.3, as the case may be, such Party shall disclose each such event, in reasonable detail, by means of a written notice thereof to the other Party. No disclosure by any Party pursuant to this Section 4.4(a), however, shall be deemed to amend or supplement the Schedules attached hereto or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant or to satisfy any Closing condition.

          (b) Each Party shall, promptly upon acquiring knowledge of the occurrence of any event that would cause the conditions to its obligations set forth in ARTICLE V or ARTICLE VI, as applicable, to fail to be fulfilled at the Closing, notify in writing the other Party of such event in reasonable detail.

          (c) Each Party shall promptly notify the other Party of any action, suit or proceeding that shall be instituted or threatened against in writing such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

     4.5 Governmental Permits and Approvals. Each of the Parties shall as promptly as practicable prepare, submit and file (or cause to be prepared, submitted and filed) all applications, notices and requests for, and shall use all reasonable efforts to obtain as promptly as practicable, all permits and approvals of all Governmental Authorities that may be or become necessary on each of their part, respectively, for their execution and delivery of, and the performance of their obligations under, this Agreement, and will cooperate fully with each other in promptly seeking to obtain all such permits and approvals. The Seller, on the one hand, and Purchaser, on the other hand, shall bear their own costs and expenses incurred or fees paid to Governmental Authorities to obtain such approvals and permits.

     4.6 Preparation of Information Statement. As promptly as reasonably practicable after the execution of this Agreement, Seller shall prepare and file with the SEC, and distribute to the Seller Stockholders, an Information Statement with respect to the transactions contemplated hereby (together with any amendments thereof or supplements thereto, the "Information Statement"). Purchaser shall furnish all information concerning itself to Seller as Seller may reasonably request in connection with the preparation of the Information Statement.

     4.7 Required Consents and Substitution.

          (a) Each of the Parties shall as promptly as practicable prepare, submit and file (or cause to be prepared, submitted and filed) all applications, notices and requests for, and shall use all reasonable efforts to obtain as promptly as practicable, the Required Consents. All such consents shall be in writing and in a form reasonably acceptable to Purchaser. Purchaser shall use all commercially reasonably efforts to obtain customary and usual estoppel certificates from the landlords with respect to each Ground Lease.

          (b) Purchaser or any of its Affiliates (or such other person as may be acceptable to the obligee) shall use all commercially reasonable efforts to substitute for Seller with respect to each Contract, guaranty, letter of credit, bond or other indemnity obligation of Seller or any of its Affiliates relating to the Business and set forth in Section 4.7(b) of the Disclosure Schedule; provided that in no event shall any Person other than Purchaser or TLC be required to assume any such obligation. If such substitution is not accepted by any third party to any such Contract, guaranty, letter of credit, bond or other indemnity obligation, Purchaser shall provide to Seller a bond, letter of credit or other reasonable assurance of performance reasonably acceptable to Seller to support Seller's performance under each such Contract, guaranty, letter of credit, bond or other indemnity obligation.

          (c) Purchaser shall bear all costs of obtaining and shall make any deposits or similar payments reasonably requested in connection with obtaining the Required Consents and the substitutions described in clause
     (b), if the party from whom such consent or substitution is required or requested has refused, and is contractually entitled to refuse, to grant such consent or substitution by reason, in whole or in part, of Purchaser's credit quality. Otherwise, costs of obtaining such consents shall be borne equally by Purchaser and Seller; provided, however, that Seller shall not be obligated to commence any litigation or offer or grant any accommodation (financial or otherwise) to any Person or incur any other obligation or liability therefor.

     4.8 Observers. Subject to any reasonably security concerns of Seller or any required approval of any Nevada Gaming Authority, Purchaser shall have the right, prior to Closing, to place its agents in the Business for the purpose of observing the conduct of the Business. Purchaser agrees that such agents shall not interfere with the normal operation of the Business prior to Closing. Notwithstanding the foregoing, prior to the Closing Date, Purchaser shall not directly or indirectly control, supervise, direct or interfere with, or attempt to control, supervise, direct or interfere with, the Business.

     4.9 Certificates of Inspection. Prior to the Closing, upon Purchaser's request, Seller will use its commercially reasonable efforts to deliver to Purchaser full, correct and complete copies of certificates of inspection bearing a date not more than thirty (30) days prior to the Closing Date with respect to the Premises from the Las Vegas Fire Department, the Las Vegas Department of Building and Safety and the Clark County Health Department.

     4.10 Notices of Governmental Action. Prior to the Closing, Seller shall provide Purchaser with written notice of any zoning proceedings which would materially and adversely affect the use and operation of the Premises as it is currently used and operated by Four Queens, including, but not limited to, any action which could cause the operation of the Business to constitute a non-conforming use.

     4.11 [Intentionally Omitted].

     4.12 Consummation of Agreement. Each of the Parties shall use its commercially reasonable efforts to perform and fulfill all obligations and conditions on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be fully carried out.

     4.13 Fremont Street Experience and Seller Intellectual Property Rights. At the Closing, Seller shall (a) execute and deliver the Trademark Assignment Agreement to transfer its interest in the Intellectual Property Rights owned by Seller to Purchaser, and (b) cause Four Queens Experience Corporation to transfer its interest in Fremont Street Experience LLC to Purchaser (Seller's and its Affiliates' interests in the Intellectual Property Rights and in Fremont Street Experience LLC are together referred to herein as the "Other Assets").

     4.14 Access to Employee Records. Until Closing, upon written request from Purchaser, Seller shall cause Four Queens to provide Purchaser reasonable access to its employee records to the extent permitted by applicable Law. Notwithstanding the foregoing, in no event shall Seller be liable to Purchaser for any inaccuracy or omission contained in such records, unless the same also constitutes the breach of a representation or warranty of Seller made herein.

     4.15 Press Releases. Promptly after the execution hereof, the parties shall jointly issue a press release announcing the execution of this Agreement to the public. The content and form of such press release shall be mutually agreed upon by the Parties, which agreement shall not be unreasonably withheld by either Party. Except as expressly permitted in this Section 4.15 or as required by applicable Law, prior to the completion of the Closing, neither Party shall grant interviews, issue any press release or make any similar public announcement concerning the execution or performance of this Agreement or the transactions contemplated hereunder unless the content thereof is approved in advance by Purchaser and Seller. Thereafter, each Party may grant interviews and make public statements regarding the general transactions contemplated hereunder without the approval of the other Party provided the Party granting such interviews and making such public statements does not disclose the terms and conditions of such transactions.

     4.16 WARN Act.  Purchaser  agrees  that it will not take any  action  which causes the notice provisions of the WARN Act to be applicable to Seller or, prior to the Closing, Four Queens in connection with the transactions contemplated by this Agreement.

     4.17 Intercompany Agreements. Purchaser and Seller acknowledge and agree that all Contracts between Four Queens and Seller or any Affiliate of Seller

(the "Intercompany Agreements") shall be terminated as of the Closing Date without further payment by or obligation of either party thereto.

     4.18 Intercompany Obligations. Immediately prior to the Closing, all obligations due from Four Queens to Seller or Seller to Four Queens (other than obligations under this Agreement), including, but not limited to, the obligations of Seller to Four Queens under the intercompany payable by Seller to Four Queens in the approximate principal amount of $13,629,959 as of January 31, 2003 (the "Intercompany Note") shall be cancelled (or, in the case of the Intercompany Note, distributed as a dividend to Seller).

     4.19 Dividends. At any time on or prior to the Closing, Four Queens may declare and pay cash dividends to Seller solely to make scheduled payments on the MWV Notes and to pay the expenses of Seller and its Affiliates in the ordinary course of business as further described in Section 4.19 of the Disclosure Schedule.

     4.20 Suite #302. Purchaser and Seller acknowledge and agree that all furniture and equipment located in Suite #302 of the Hotel is owned by, and following the Closing shall remain the property of, Seller. After the Closing, Purchaser and Seller shall cooperate to locate alternative office space on the Premises reasonably acceptable to Seller, Purchaser shall permit such furniture and equipment to be moved to, and thereafter to remain in, such alternate office space, and Purchaser shall permit Seller the exclusive right to occupy and use such alternate office space, until the earlier of (x) the second anniversary of the Closing Date, or (y) the filing of a Certificate of Dissolution with respect to Seller. Purchaser shall permit Seller, at Seller's expense, to install wiring in such alternate office space for direct phone lines and internet service.

     4.21 Accrued Bonuses. Immediately prior to the Closing, Four Queens may pay its employees bonuses accrued as of the Closing Date pursuant to Four Queens' 2003 bonus plan.

     4.22 Insurance Matters. Prior to the Closing Date, the Parties shall use commercially reasonable efforts to obtain any consents in connection with the transactions contemplated hereby that are required by carriers of insurance policies maintained by Four Queens. From and after the Closing Date, to the extent that any insurance policy maintained by Seller as of the Closing is occurrence-based and insures Four Queens, Seller, upon the request of Four Queens, shall cooperate with and use commercially reasonable efforts to assist Four Queens in the collection of proceeds from insurance claims made under any such policy that relate to events occurring prior to the Closing, and shall promptly pay to Four Queens any insurance proceeds received by Seller in connection with such claims.


                                   ARTICLE V
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to effect the Closing shall be subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following express conditions precedent (the "Purchaser's Conditions Precedent"), any or all of which may be waived by Purchaser in writing:

     5.1 Licenses. Purchaser and all other Persons affiliated with Purchaser required to do so in order to operate the Business in the manner conducted by Four Queens as of the date hereof shall have obtained the necessary gaming and liquor Permits to permit them to lawfully operate the Business as so contemplated.

     5.2 Absence of Material Change. There shall not have occurred any Material Adverse Effect since the date hereof in the Business or the results of operations thereof, including, but not limited to, a material decrease in revenues, other than as described in Section 3.1(ff) of the Disclosure Schedule or as a result of the public announcement of this Agreement and the transactions contemplated hereby.

     5.3 Representations and Warranties. Each of the representations and warranties of Seller set forth in Section 3.1 of this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, and Seller shall have delivered to Purchaser a certificate or certificates to such effect, in form and substance reasonably satisfactory to Purchaser and dated the Closing Date, signed by and on behalf of Seller by its duly authorized representative.

     5.4 Covenants. Seller shall have performed and complied in all material respects with all of the covenants and agreements on Seller's part to be performed and complied with as set forth herein and Seller shall have delivered to Purchaser a certificate or certificates to such effect, in form and substance reasonably satisfactory to Purchaser and dated the Closing Date, signed by and on behalf of Seller by its duly authorized representative.

     5.5 Absence of Litigation. No action or proceeding by any Governmental Authority shall have been instituted before any court or Governmental Authority to enjoin, restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby or thereby. No action or proceeding by any unaffiliated third party (other than a Governmental Entity) shall have resulted in an Order that (a) prohibits the sale of the Stock by Seller to Purchaser, and (b) has been adopted or issued, or has otherwise become effective, since the date hereof.

     5.6 No Change in Law. Since the date of this Agreement there shall have been no change in any applicable Law that makes it illegal for any Party hereto to perform its obligations hereunder (i) enacted (and not effectively vetoed), whenever effective, (ii) adopted as a final regulation pursuant to formal rule making, order-issuing or regulatory authority by any agency, board, commission, or other administrative, executive, or other regulatory body having jurisdiction over the Business, or (iii) embodied in a final, formal ruling, order or decision of any judicial body having jurisdiction over the Business.

     5.7 Required Consents. The Parties shall have received all of the consents and approvals described in Section 5.7 of the Disclosure Schedule (the "Required Consents") and such consents and approvals shall remain in effect on the Closing Date.

     5.8 Information Statement. The Information Statement shall have been delivered to each Seller Stockholder at least 20 calendar days prior to the Closing.

     5.9 Resignation of Directors. The directors and officers of Four Queens shall have submitted their resignations in writing to Four Queens. Such resignation shall be effective as of the Closing.

     5.10 Release of Mortgage. On the Closing Date, concurrently with the receipt of the Base Price, (a) Seller shall have delivered to the paying agent or trustee under the Indenture an amount sufficient to repay in full all 12.83% Second Mortgage Notes issued and outstanding thereunder, together with all accrued and unpaid interest thereon and all other obligations owed under the Indenture, and Purchaser shall have received from the trustee under the Indenture a letter agreeing to promptly release the deed of trust and all pledge agreements on the property of Four Queens securing obligations under the Indenture.

     5.11 Title  Insurance.  Four Queens  shall have  obtained an ALTA  extended owner's policy of title insurance (Form B, Rev. 10-17-70) from a company reasonably satisfactory to Purchaser in the amount of Nineteen Million Dollars ($19,000,000) insuring that Four Queens has fee title or a valid leasehold interest to the subject land, as applicable, and fee title to the improvements on the land, and that the landlords listed in Section 1.2(a) of the Disclosure Schedule have fee title to the leased land, subject only to the Permitted Encumbrances. Said policy shall have attached thereto such endorsements as Purchaser may reasonably require (at Purchaser's expense, and for which Purchaser shall have received a commitment from such title company no later than thirty (30) days after the date hereof), including, but not limited to,
endorsements  insuring  against  encroachments,   violations  of  covenants  and
restrictions and mechanic's liens, insuring contiguity and removing any limitation on liability based on Four Queens' knowledge. Liability under such policy shall be reinsured to the extent, in the form, and from companies reasonably satisfactory to Purchaser (to the extent committed by such companies no later than thirty (30) days after the date hereof).

     5.12 Termination of Agreements. The employment Contracts between Four Queens and the employees listed in Section 5.12 of the Disclosure Schedule shall have been terminated at no cost or expense to Purchaser or Four Queens.

                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller to effect the Closing shall be subject to the fulfillment, prior to or at the Closing on the Closing Date, of each of the following express conditions precedent (the "Seller's Conditions Precedent"), any or all of which may be waived by Seller in writing:

     6.1 Licenses. Purchaser and all other Persons affiliated with Purchaser required to do so in order to operate the Business in the manner conducted by Four Queens as of the date hereof shall have obtained the necessary gaming and liquor Permits to permit them to lawfully operate the Business as so contemplated.

     6.2 Representations and Warranties. Each of the representations and warranties of Purchaser contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date and Purchaser shall have delivered to Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and dated the Closing Date, signed by and on behalf of Purchaser by its duly authorized representative.

     6.3 Covenants. Purchaser shall have performed and complied in all material respects with all of the covenants and agreements on Purchaser's part to be performed and complied with as set forth herein and Purchaser shall have delivered to Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller and dated the Closing Date, signed by and on behalf of Purchaser by its duly authorized representative.

     6.4 Absence of Litigation. No action or proceeding by any Governmental Authority shall have been instituted before any court or Governmental Authority to enjoin, restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby or thereby. No action or proceeding by any unaffiliated third party (other than a Governmental Entity) shall have resulted in an Order that (a) prohibits the sale of the Stock by Seller to Purchaser, and (b) has been adopted or issued, or has otherwise become effective, since the date hereof.

     6.5 No Change in Law. Since the date of this Agreement there shall have been no change in any applicable Law that makes it illegal for any Party hereto to perform its obligations hereunder (i) enacted (and not effectively vetoed), whenever effective, (ii) adopted as a final regulation pursuant to formal rule making, order-issuing or regulatory authority by any agency, board, commission, or other administrative, executive, or other regulatory body having jurisdiction over the Business, or (iii) embodied in a final, formal ruling, order or decision of any judicial body having jurisdiction over the Business.

     6.6 Required Consents. The Parties shall have received all of the Required Consents and such consents and approvals shall remain in effect on the Closing Date.

     6.7 Information Statement. The Information Statement shall have been delivered to each Seller Stockholder at least 20 calendar days prior to the Closing.

     6.8 Indemnity Obligations. Purchaser or any of its Affiliates (or such other person as may be acceptable to the obligee) shall have been substituted for Seller with respect to each Contract, guaranty, bond or other indemnity obligation of Seller relating to the Business and set forth in Section 4.7(b) of the Disclosure Schedule, and Seller shall have been forever released from all liability in respect thereof for events which occur after the Closing Date.

                                  ARTICLE VII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

     7.1 Termination by Mutual Consent. This Agreement may be terminated prior to Closing by mutual agreement of Seller and Purchaser. Upon such termination, this Agreement shall terminate and neither Purchaser nor Seller shall have any further obligation or liability to the other hereunder.

     7.2 Termination by Seller. Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing:

          (a) in the event Purchaser has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

          (b) in the event any of the Seller's Conditions Precedent shall have become incapable of fulfillment;

          (c) if the Closing shall not have occurred on or before the Outside Date;

          (d) if the Board of Directors of Seller shall have withdrawn, or modified or changed in a manner adverse to Purchaser, its approval of this Agreement or the transactions contemplated hereby in order to approve and permit Seller or Four Queens to execute a definitive agreement providing for a Superior Proposal; provided that (1) at least three (3) Business Days prior to terminating this Agreement pursuant to this Section 7.2(d), Seller or Four Queens, as applicable, has provided Purchaser with written notice advising Purchaser that the Board of Directors of Seller or Four Queens, as applicable, has received a Superior Proposal that it intends to accept, and specifying the material terms and conditions of such Superior Proposal, (2) Seller shall have caused its financial and legal advisors to negotiate in good faith with Purchaser to make such adjustments in the financial terms of a revised Agreement that are equal or superior to the financial terms of such Superior Proposal, and (3) Seller is not in material breach of this Agreement; or

          (e) in the event there shall have occurred any casualty, damage, injury or other similar adverse change to Four Queens' Assets which could reasonably be expected to have a replacement cost in excess of $300,000.

     7.3 Termination by Purchaser. Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing:

          (a) in the event Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or until the Outside Date, whichever is sooner;

          (b) in the event any of the Purchaser's Conditions Precedent shall have become incapable of fulfillment;

          (c) if the Closing shall not have occurred on or before the Outside Date; or

          (d) in the event there shall have occurred any casualty, damage, injury or other similar adverse change to Four Queens'Assets which could reasonably be expected to have a replacement cost in excess of $300,000.

     7.4 Effect of Termination. If any Party terminates this Agreement pursuant to this ARTICLE VII, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Person; provided, however, that the provisions of ARTICLE X, ARTICLE XI and ARTICLE XIII and Sections 2.5, 7.5, 14.1, 14.2, 14.9, 14.10, 14.11 and 14.12 shall survive such termination, and provided further, that no termination shall relieve any Party from any liability arising from or relating to such Party's breach of this Agreement at or prior to termination.

     7.5 Termination Fee. If this Agreement is terminated by Seller in accordance with Section 7.2(d), in addition to causing the Deposit and the Unconditional Termination Payment, and any Accrued Interest thereon, to be returned to Purchaser, Seller shall pay to Purchaser (not later than five (5) Business Days after such termination) an amount equal to five hundred thousand dollars ($500,000).

                                  ARTICLE VIII
                                   TAX MATTERS

     8.1 Allocation of Tax Liabilities; Indemnification.

          (a) Tax Indemnification. Seller shall indemnify Four Queens and Purchaser and hold them harmless from and against, without duplication on an after-tax basis, all Taxes (or the non-payment thereof) of Seller and all members of its Affiliated Group, including Four Queens, for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"), including all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Four Queens (or any predecessor) is or was a member on or prior to the Closing Date, including any liability arising pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign Law, and Seller shall indemnify Four Queens and Purchaser and hold them harmless from and against all Taxes of Seller attributable to the period after the Closing Date. Seller shall fully reimburse Purchaser for any Taxes of Seller or Four Queens which are the responsibility of Seller pursuant to this Section 8.1(a) within fifteen (15) Business Days after payment of such Taxes by Purchaser or Four Queens. Purchaser and Seller agree that if Purchaser had purchased the assets of Four Queens directly, rather than its outstanding stock, and Purchaser had neither assumed nor purchased such assets "subject to" any Tax obligations of Four Queens or Seller, Purchaser would not have any obligation for the Taxes of Four Queens or Seller for the period ending as of Closing. Purchaser and Seller intend that the Tax indemnification obligations of Seller shall be applied to indemnify and hold Purchaser and Four Queens harmless from the same Taxes that would have remained the obligation of Seller, if the parties had effected the transactions contemplated by this Agreement as a direct purchase of assets by Purchaser from Four Queens and Four Queens had been liquidated, with Seller succeeding to Four Queens' pre-Closing Tax liabilities, including the Tax liabilities arising from such sale and liquidation. The Tax indemnification obligations of Seller shall survive the consummation of the transactions contemplated by the Agreement and shall survive any corporate reorganization, dissolution or liquidation of Seller, Purchaser and Four Queens, notwithstanding any other provision of this Agreement to the contrary. The previous sentence shall not provide Purchaser or Four Queens any additional rights to indemnification upon the reorganization, dissolution or liquidation of Seller against any successor or assignee of Seller or Four Queens or otherwise other than those provided under Nevada Law. The Tax indemnification obligations of Seller are not subject to any threshold requirement relating to the amount of the Taxes to be reimbursed or any ceiling on the maximum amount of Taxes subject to indemnification, and Purchaser shall not be treated as having assumed the risk of any Taxes by reason of the closing the transaction or by reason of any knowledge that Purchaser had or should have had about Seller's or Four Queens' Tax obligations, notwithstanding any other provision of this Agreement to the contrary.

          (b) Straddle Period. In the case of any taxable period that includes (but does not end on) the Closing Date, the amount of any Taxes of Four Queens for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of midnight on the Closing Date.

          (c) Responsibility for Filing Tax Returns. Seller shall include the income of Four Queens (including any deferred items triggered into income by Reg. Section 1.1502-13, any excess loss account taken into income under Reg. Section 1.1502-19 and any other income of Four Queens attributable to any transaction effected by Four Queens before, on or as of the Closing directed by Seller) on Seller's consolidated federal income tax returns for all periods through midnight on the Closing Date and pay any federal income taxes attributable to such income. Four Queens shall furnish Tax information to Seller for inclusion in Seller's federal consolidated income tax return for the period which includes the Closing Date in accordance with Four Queens' past custom and practice. Such amount shall be jointly determined by Seller and Four Queens. The income of Four Queens shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Four Queens as of the end of the Closing Date.

          (d) Cooperation on Tax Matters.

               (1) Purchaser, Four Queens and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 8.1 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

               (2) Purchaser and Seller further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

               (3) Purchaser and Seller further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code Section 6043 and all Treasury Regulations promulgated thereunder.

               (4) Without the prior written consent of Purchaser, neither Seller nor Four Queens shall make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Four Queens surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Four Queens, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Four Queens for any period ending after the Closing Date.

          (e) Post-Closing Date. Purchaser shall be liable for and shall hold Seller harmless against any liability for Taxes of Four Queens for any taxable year or other taxable period that begins after the close of the Closing Date and, in the case of any taxable year or other taxable period that includes the Closing Date, that part of the taxable year or other taxable period that begins after the close of the Closing Date.

          (f) Tax  Assumptions.  Whenever it is  necessary  for purposes of this
     Section 8.1 to determine the liability for Taxes of Four Queens for a taxable year or period that begins on or before and ends after the Closing Date, the determination shall be made by assuming that Four Queens had a taxable year which ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be proportionately apportioned on a time basis.

          (g) Notification. Purchaser shall promptly (and in any event within 15 Business Days) notify Seller in writing upon receipt by Purchaser, any of its Affiliates or Four Queens of notice of any pending or threatened audits or assessments relating to Taxes for which Seller would be required to indemnify Purchaser pursuant to Section 8.1. Seller shall have the right to represent Four Queens' interest in any audit or administrative or court proceeding relating to any Tax that Seller is required to indemnify pursuant to this Section 8.1, and to employ counsel of its choice at its expense; provided Seller assumes on a timely basis the defense of any claim for Taxes which may be the subject of indemnification by Seller pursuant to this Section 8.1. If Seller has undertaken the timely defense of such Tax claim, neither Purchaser nor Four Queens may agree to settle any claim for Taxes which may be the subject of indemnification by Seller under this
     Section 8.1 without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. If Seller refuses or fails to assume the defense of any Tax claim which may be the subject of indemnification, Purchaser and Four Queens may conduct, settle, or compromise the Tax claim in the exercise of their reasonable judgment without affecting Seller's indemnification obligation. If Purchaser or Four Queens assumes the defense of any Tax claim as a result of Seller's refusal or failure to conduct the defense of such Tax claim, then Seller shall indemnify Purchaser and Four Queens for any reasonable expenses incurred in the defense of such claim. Purchaser and Four Queens shall have the right to participate in the defense of any Tax audit or Tax assessment related to Four Queens for any period ending before the Closing Date, and Seller shall promptly inform Purchaser in writing of the occurrence of any event or circumstance in any such Tax audit or contested Tax proceeding, and shall provide Four Queens with a copy of all correspondence received in such Tax audit or tax proceeding. Following the dissolution or liquidation of Seller, Seller or any successor or assign may, at its discretion, appoint a representative (the "Tax Representative") to represent Seller's and Four Queens' interest in any audit or administrative or court proceeding relating to any Tax that Seller is required to indemnify pursuant to this
     Section 8.1. The Tax Representative shall succeed to the Seller's related right to notification, right to employ counsel and right to consent to any settlement under this Section 8.1. If no Tax Representative is appointed or such representative does not provide notice of its intent to defend any claim within 60 days of notice of such claim, then Purchaser and Four Queens may conduct, settle, or compromise the Tax claim in the exercise of their reasonable judgment without affecting Seller's indemnification obligation.

          (h) Seller Liability. Seller shall have no liability under Section 8.1 for the payment of any Tax resulting from a failure of Purchaser to comply with the Tax covenants set forth herein. Seller shall not be liable for any settlements effected without the consent of Seller, to the extent required by Section 8.1(g), or resulting from any claim, suit, action, litigation or proceeding in which Seller was not permitted an opportunity to assume the defense as required under Section 8.1(g).

          (i) Tax Covenants. Purchaser covenants that it will not cause or permit Four Queens or any Affiliate of Purchaser (i) to take any action on or after the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any Tax liability of Seller or any of its Affiliates, or (ii) to make or change any Tax election, amend any Tax Return or take any Tax position on any Tax Return, take any action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax asset of Seller or Four Queens in respect to any Tax period including the Closing Date or ending on or before the close of business on the Closing Date; provided, however, that the foregoing limitations shall not in any way bar Purchaser or Four Queens from making any election or taking any action after the Closing Date that Four Queens has been requested to make or is required to take by any applicable Governmental Authority or is required to make under any applicable Law.

          (j) Section 338(h)(10) Election. Seller and Purchaser shall join in making an election under Code Section 338(h)(10) (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the Stock hereunder. Seller shall pay any Tax attributable to making such Section 338(h)(10) Election. Within 90 days following the Closing Date, Purchaser shall prepare form 8023 and submit the form to Seller for its approval, which shall not be unreasonably withheld. If Purchaser has failed to provide form 8023 to Seller within 90 days of the Closing Date, then Seller may prepare such form and submit such form to Purchaser for its approval, which shall not be unreasonably withheld.

          (k) Allocation of Purchase Price. The Parties agree that the Purchase Price and the liabilities of Four Queens (plus other relevant items) will be allocated to the assets of Four Queens for all purposes (including Tax and financial accounting purposes) as shown on the Allocation Schedule prepared by Purchaser and delivered to Seller within six months after Closing in a manner consistent with Code Section Section 338 and 1060 and the regulations thereunder, subject to Seller's approval, which shall not be unreasonably withheld. If Seller and Purchaser cannot agree on the proper allocation, then such allocation shall be made by an Independent Accounting Firm. Purchaser, Four Queens and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Notwithstanding anything to the contrary herein, neither Purchaser nor Four Queens shall request any Tax audit or determination of any Tax payable by Four Queens to any Governmental Authority for any period prior to the Closing Date (or for any period that includes the Closing Date), including, but not limited to, any request for prompt assessment made pursuant to Section 6501(d) of the Code.

     8.2 Refunds. Any refunds (including interest thereon) of Taxes paid or indemnified by Seller shall be for the account of Seller. Any refunds (including interest thereon) of Taxes paid or indemnified by Purchaser shall be for the account of Purchaser. Purchaser agrees to assign and promptly remit (and to cause Four Queens to assign and promptly remit) to Seller all refunds (including interest thereon) of Taxes to which Seller is entitled to hereunder and which are received by Purchaser, Four Queens or any other Affiliate of Purchaser. Seller agrees to assign and promptly remit to Purchaser all refunds (including interest thereon) of Taxes which Purchaser is entitled to hereunder and which are received by Seller or any of its Affiliates.

     8.3 Tax Benefits.

          (a) If any adjustment shall be made to any Tax Return relating to Seller or Four Queens for any taxable period of Four Queens ending prior to or on or including the Closing Date which results in any Tax detriment to Seller or any Affiliate of Seller (including, prior to the close of business on the Closing Date, Four Queens) and results for any tax period after the Closing in any Tax Benefit to Four Queens, Purchaser, or any Affiliate of Purchaser, Purchaser shall pay to Seller the amount of the realized Tax reduction attributable to such Tax Benefit, as determined in the manner provided under Section 10.6. Such payment shall in no event exceed the amount of the tax indemnity payment paid to Purchaser as a result of such Tax adjustment.

          (b) If any adjustment shall be made to any Tax Return relating to Purchaser or Four Queens for any taxable period of Four Queens ending after the Closing Date which results in any Tax detriment to Purchaser or any Affiliate of Purchaser (including, after the close of business on the Closing Date, Four Queens) and results in any Tax Benefit to Seller or any Affiliate of Seller for any taxable period after the Closing or for any taxable period of Four Queens or Seller ending on or prior to the Closing Date, or including the Closing Date (to the extent of the portion of such period treated as ending on the Closing Date pursuant to Section 8.1(f)), Seller shall pay to Purchaser the amount of the realized Tax Benefit, as determined in the manner provided under Section 10.6. Such payment shall in no event exceed the amount of any payment made to Seller from the Tax authorities as a result of such Tax Benefit.

     8.4 Tax Returns and Reports.

          (a) Seller shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to Four Queens for taxable years or periods ending on or before the Closing Date and Seller shall pay any Taxes shown as due on such Tax returns. Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to Four Queens for taxable years or periods ending after the Closing Date and Purchaser or Four Queens shall pay any Taxes shown as due on such Tax Returns subject to any reimbursement to which Purchaser may be entitled pursuant to Section 8.1. Purchaser shall cause Four Queens to consent to join, for all taxable periods of Four Queens ending on or before the Closing Date for which Four Queens is eligible to do so, in any consolidated, combined or unitary Tax Returns relating to Tax which Seller shall request it to join.

          (b) With respect to any Tax Return, if any, with respect to Taxes that covers a period beginning before and ending after the Closing Date, a copy of such Tax Return shall be provided to Seller within 15 days prior to the due date (including extensions) for the filing thereof, and Seller shall have the right to approve (which approval shall not be unreasonably withheld) such Tax Return to the extent it relates to the portion of the period ending on the Closing Date. Seller shall promptly pay to Purchaser the amount of Taxes attributable to such period less any Taxes previously paid relating to such period at the time such Tax Return is filed. If Seller has over paid the amount of Taxes attributable to such period Purchaser shall refund such amount.

          (c) Purchaser and Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any materials provided, relating to Four Queens as is reasonably necessary for the filing of any Tax Return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Purchaser or Four Queens shall retain in its possession, and shall provide Seller reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Seller may specify with respect to Tax matters relating to any taxable period ending on or before to the Closing Date until 180 days after the relevant statute of limitations has expired. After such time, Purchaser may dispose of such material. As soon as possible after Closing, Seller shall make and deliver to Four Queens a duplicate copy of all Tax records to the extent related to Four Queens that are in the possession of Seller and that relate to the Tax periods beginning before the Closing.

          (d) Seller shall provide Purchaser with a copy of its consolidated federal income Tax Returns for 2002 and 2003 within 30 days of filing such Tax Returns.

     8.5 Disputes. If Purchaser and Seller cannot agree on any calculation required to be made under Sections 8.1(f), 8.2, 8.3, or 8.4(b), Purchaser and Seller shall jointly direct the Independent Accounting Firm to make such calculation as promptly as practicable, but in any event not later than thirty
(30) days after such direction, and to deliver a written notice to each of Purchaser and Seller setting forth the results of such calculation. The results of such calculation as made by such firm shall be final and binding, and the fees and expenses of such firm shall be paid 50% by Purchaser and 50% by Seller.

     8.6 Price Adjustment. Purchaser and Seller agree that any payment made under this ARTICLE VIII will be treated by the parties on their Tax Returns as an adjustment to the Purchase Price.

                                   ARTICLE IX
                                     ESCROW

     Concurrently with the execution hereof, Purchaser and Seller shall open an escrow with Escrow Agent by delivery of a fully executed copy of this Agreement to Escrow Agent. This Agreement shall constitute joint escrow instructions to Escrow Agent. In addition, Seller and Purchaser agree to execute and be bound by such other reasonable and customary escrow instructions as may be necessary or reasonably required by Escrow Agent or the Parties hereto in order to consummate the purchase and sale described, provided that such escrow instructions are consistent with the terms hereof. Seller and Purchaser hereby designate Escrow Agent as the "Reporting Person" for this transaction pursuant to Section 6045(e) of the Code. The fees of Escrow Agent shall be borne equally by Purchaser and Seller.

                                   ARTICLE X
                             GENERAL INDEMNIFICATION

     10.1 Agreement of Seller to Indemnify Purchaser. Subject to the terms and conditions of ARTICLE VIII and this ARTICLE X, after the Closing, Seller hereby agrees to indemnify, defend and hold harmless Purchaser, its Affiliates, and their respective directors, officers, employees, agents and representatives from, against, for and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Purchaser by reason of, resulting from, based upon or arising out of Seller's breach of any representation or warranty of Seller contained in or made pursuant to this Agreement, or the breach by Seller of any covenant or agreement made in or pursuant to this Agreement. In the event of any conflict between ARTICLE VIII and this ARTICLE X, ARTICLE VIII shall control.

     10.2 Agreement of Purchaser to Indemnify Seller. Subject to the terms and conditions of this ARTICLE X, after the Closing, Purchaser hereby agrees to indemnify, defend and hold harmless Seller, its Affiliates, and their respective directors, officers, employees, agents and representatives from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Seller by reason of, resulting from, based upon or arising out of:

          (a) Purchaser's breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement, or the breach by the Purchaser of any covenant or agreement made in or pursuant to this Agreement; or

          (b) the exercise by Purchaser and/or its agents, employees or contractors of Purchaser's rights under Section 4.3(a).

     10.3 Effect of Closing Over Known Unsatisfied Conditions or Breached Representations, Warranties or Covenants. If either Party elects to proceed with the Closing knowing of any failure to be satisfied of any condition in its favor or the breach of any representation, warranty or covenant by the other Party, the condition that is unsatisfied or the representation, warranty or covenant which is breached at the Closing Date (not including any representation of Seller relating to any Taxes or Tax Returns) shall be deemed to be irrevocably waived by such Party, and such Party shall be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same.

     10.4 Mitigation. The Indemnified Parties shall take all reasonable steps to mitigate all Losses, including availing themselves of any defenses, limitations, rights of contribution, claims against third parties and other rights at law, and shall provide such evidence and documentation of the nature and extent of any liability as may be reasonably requested by the Indemnitor. Each Indemnified Party shall act in a commercially reasonable manner in addressing any liabilities that may provide the basis for an indemnifiable claim (that is, each Indemnified Party shall respond to such liability in the same manner that it would respond to such liability in the absence of the indemnification provided for in this Agreement). Any request for indemnification of specific costs shall include invoices and supporting documents containing reasonably detailed information about the costs and/or damages for which indemnification is being sought.

     10.5 Limitations on Indemnification. Any indemnifiable claim shall be limited to the amount of actual damages sustained by the Indemnified Parties by reason of such breach or nonperformance, (i) net of the dollar amount of any insurance proceeds receivable by the Indemnified Parties with respect to such Losses, and (ii) as adjusted pursuant to Section 10.6. Seller shall not be required to indemnify any Person under Section 10.1 except to the extent that the aggregate of all amounts for which indemnity would otherwise be payable by Seller exceeds $250,000. For purposes of measuring the Loss suffered as a result of a breach of representations and warranties in calculating whether the threshold in the preceding sentence has been met (but not for purposes of determining whether any representation or warranty has been breached), any representation or warranty which contains a materiality or similar limitation (such as a dollar threshold) shall be read as if it did not contain such limitation. For purposes of indemnification under Section 10.1, in no event shall an individual breach of any representation or warranty be considered until the Loss relating thereto exceeds $10,000. Subject to the following sentence, Seller's indemnity obligations under Section 10.1 shall be limited, in the aggregate, to $2,500,000. In the event that an indemnification obligation of Seller under Section 10.1 arises as a result of a breach of the representations and warranties set forth in Section 3.1(m), Seller's indemnity obligations under
Section 10.1 shall be limited, in the aggregate, to the lesser of (x) the sum of $2,500,000 plus the amount of Losses related to such breach, and (y) $3,500,000.

     10.6 Tax Adjustments.

          (a) Any Loss for which indemnification is provided under this Agreement shall be reduced (at the time and in the manner described in Section 10.6(b) below) to the extent the Person incurring such indemnified Loss realizes any actual Tax Benefit from the transactions giving rise to the payment of the Loss. If an indemnitee realizes any such Tax Benefit and the amount of the indemnification payment has not already been adjusted to reflect such Tax Benefit, then such indemnitee shall pay an amount to the indemnitor equal to the Tax Benefit realized at the time set forth in
     Section 10.6(b) but not in amount in excess of the indemnification payment previously received by the indemnitee, provided that in the event the amount of any indemnity payment is reduced on account of a claimed Tax Benefit or an amount is paid by an indemnitee to an indemnitor as a result of a Tax Benefit, and in either case such Tax Benefit is disallowed by a taxing authority and the indemnitee reasonably determines in good faith that the indemnitee is not entitled to all or any portion of such Tax Benefit, then the indemnitor shall pay to the indemnitee the amount by which the indemnity payment had previously been reduced because of the disallowed Tax Benefit or the amount of payment made by the indemnitee to the indemnitor on account of the claimed Tax Benefit that is subsequently disallowed.

          (b) A Tax Benefit will be considered to be realized for purposes of this Section 10.6 on (A) the date on which the Tax Benefit is received as a refund of Taxes by the indemnitee, or (B) to the extent that the Tax Benefit is not received as a refund of Taxes but rather is claimed as an item that reduces liability for Taxes of the indemnitee, the due date
     (including extensions) of the Tax Return that reflects such reduction in liability for Taxes. For purposes of determining whether the indemnitee has realized a reduction in Taxes, the indemnitee shall be entitled to first apply and fully utilize any other tax deductions and tax credits available that are unrelated to the Tax Benefit. Notwithstanding anything herein to the contrary, the indemnitee shall determine whether, for purposes of this
     Section 10.6, a Tax Benefit is realized by the indemnitee in respect of the relevant indemnifiable claim, provided that such determination shall be reasonable and shall be made in good faith. The indemnitor shall have opportunity to reasonably review the indemnitee's calculation of the Tax Benefit realized (including a calculation pursuant to which it is determined that there is no Tax Benefit available to the indemnitee). The indemnitor's review of the indemnitee's calculation may include review of relevant parts of the indemnitee's Tax Return.


     10.7 Exclusive Remedy. Except in respect of remedies for actual fraud by a Party, the indemnities set forth in this Agreement shall be the exclusive remedies of the Parties with respect to each other related to the subject matter of this Agreement, and each Party waives any other statutory, equitable or common law remedy which such Party would otherwise have for any breach of this Agreement or with respect to any liability arising from, or related to, the Stock or the Business.

                                   ARTICLE XI
                         PROCEDURES FOR INDEMNIFICATION

     11.1 Procedures for Indemnification.

          (a) A claim for indemnification hereunder (herein referred to as an "Indemnification Claim") other than a Third Party Claim shall be made by Indemnitee by delivery of a written declaration to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses.

          (b) If the  Indemnification  Claim  involves a Third Party Claim,  the
     procedures   set  forth  in  11.2  shall  be  observed  by  Indemnitee  and
     Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have ninety (90) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee specifying in reasonable detail the basis for such objection. During such time, the Indemnified Parties shall make available to Indemnitor all facts and records within their possession or control relating to such claim. Failure by Indemnitor to timely so object shall constitute acceptance of the Indemnification Claim by the Indemnitor and the Claim shall be paid in accordance with Section 11.1(d).

          (d) Upon a final  determination  of the  amount of an  Indemnification
     Claim, Indemnitor shall pay the amount of such finally determined Indemnification Claim within ten (10) days of the date such amount is determined.

     11.2 Defense of a Third Party Claim. If any claim is made, or suit or proceeding (including a binding arbitration or an audit by any Taxing authority) is instituted against an Indemnified Party by any Person other than Indemnitor that, if prosecuted successfully, would be a matter for which such Indemnified Party is entitled to indemnification under this Agreement (herein referred to as a "Third Party Claim"), the obligations and liabilities of the Parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

          (a) The Indemnified Party shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnified Party of actual notice thereof, but any failure to do so shall not relieve the Indemnitor from any liability which it may have except to the extent such failure would prejudice the Indemnitor. Upon receipt of such notice, Indemnitor shall undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnified Party. If, however, the Indemnitor fails or refuses to undertake the defense of such claim within thirty (30) days after written notice of such claim has been given to the Indemnitor by the Indemnified Party, or at least five (5) days before any answer or similar pleading is required, whichever is sooner, the Indemnified Party shall have the right to undertake the defense and, subject to Section 11.3, settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnified Party shall, promptly upon its determination of the amount of such Loss, make an Indemnification Claim as specified in Section 11.1.

          (b) The Indemnified Parties and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim including making available records relating to such claim and furnishing, without expense to the Indemnitor, and providing access to management employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witnesses in any proceeding relating to such claim.

     11.3 Settlement of Third Party Claims. No settlement of a Third Party Claim involving the asserted liability of a Party under this ARTICLE XI shall be made without the prior written consent by or on behalf of such Party, unless such settlement includes a full release of such Party.

                                  ARTICLE XII
                             LIMITATION OF LIABILITY

     12.1 Limitation of Liability. IN NO EVENT WILL EITHER PARTY OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, CONTRACTORS, SUBCONTRACTORS, VENDORS OR EMPLOYEES HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOSSES WHICH ARE INCIDENTAL, SPECIAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE. THE PARTIES ACKNOWLEDGE THAT TAX PENALTIES ARE NOT PUNITIVE DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY TO THE EXTENT THAT SUCH OTHER PARTY HAS RECEIVED PAYMENT FOR SUCH A CLAIM FROM ANOTHER SOURCE, AND ANY PAYMENT OBLIGATION PAYABLE BY A PARTY SHALL BE NET OF ANY TAX BENEFITS OBTAINED BY OR INSURANCE PROCEEDS AVAILABLE TO THE OTHER PARTY.

                                  ARTICLE XIII
                               DISPUTE RESOLUTION

     13.1 Negotiation. In the event of any dispute or disagreement between Seller and Purchaser as to the interpretation of any provision of this Agreement or the performance of obligations hereunder (a "Dispute"), such Dispute, upon written request of Seller or Purchaser, shall be referred to representatives of the Parties for decision, each Party being represented by a senior executive officer (herein referred to as the "Negotiation Representative"). The Negotiation Representatives shall promptly meet in a good faith effort to resolve the Dispute.

     13.2 Mediation. If the Negotiation Representatives do not agree upon a resolution within thirty (30) days after reference of the Dispute to them (unless such period is extended by mutual agreement of the Parties), the Parties will attempt in good faith to resolve the controversy or claim in accordance with the Center for Public Resources Model procedure for Mediation of Business Disputes as in effect at such time. The costs of mediation shall be shared equally by the Parties. Any settlement reached by mediation shall be resolved in writing, signed by the Parties and binding on the Parties. The place of any such mediation shall be in Las Vegas, Nevada.

     13.3 Arbitration. If the Dispute has not been resolved pursuant to the foregoing procedures within sixty (60) days after the first meeting with respect to the mediation (which period may be extended by mutual agreement), the Dispute shall be resolved, at the request of either Party, by arbitration conducted in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Section
Section 1-16) and in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes as then in effect, by three neutral arbitrators selected by the Parties as follows. Each Party shall select a neutral arbitrator, subject to objection of the other Party, and the two neutral arbitrators chosen by the Parties shall select a third neutral arbitrator. If the two neutral arbitrators selected by the Parties are unable to agree on the selection of the third arbitrator, they shall select an arbitrator according to the procedures established by the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes as then in effect. The arbitration of such Dispute, including the determination of any amount of damages suffered by any Party hereto by reason of the acts or omissions of any Party, shall be final and binding upon the Parties, except that the arbitrator shall not be authorized to award punitive damages with respect to any such Dispute. The arbitrators shall have the power to decide all questions of arbitrability and of such arbitrators' jurisdiction. No Party shall seek any punitive damages relating to any matters under, arising out of, in connection with or relating to this Agreement. The Parties intend that this agreement to arbitrate be valid, binding, enforceable and irrevocable. The substantive and procedural Law of the State of Nevada shall apply to any such arbitration proceedings, and the arbitrators shall be bound by such Law and by the terms of this Agreement. The place of any such arbitration shall be Las Vegas, Nevada. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.1 Notices. Any and all notices and demands by any Party hereto to any other Party or Escrow Agent, required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, if made by Federal Express or other similar courier service keeping records of deliveries and attempted deliveries or when served by telecopy or similar facsimile transmission. Service by mail or courier shall be conclusively deemed made on the first Business Day delivery is attempted or upon receipt, whichever is sooner. Facsimile transmissions received during business hours during a Business Day shall be deemed made on such Business Day. Facsimile transmissions received at any other time shall be deemed received on the next Business Day. The Parties and Escrow Agent may change their address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

          (a) Any notice or demand to Seller shall be addressed to Seller at:

                                    Elsinore Corporation
                                    202 East Fremont
                                    Las Vegas, Nevada  89101
                                    Attention:  Phil Madow
                                                 President
                                    Facsimile:   702-387-5120

                                    Elsinore Corporation
                                    202 East Fremont
                                    Las Vegas, Nevada  89101
                                    Attention:  Gina Contner
                                                 Assistant Secretary
                                    Facsimile:  702-387-5120

                  With a copy to:

                                    O'Melveny & Myers LLP
                                    400 South Hope Street, 15th Floor
                                    Los Angeles, California  90071
                                    Attention:   C. James Levin, Esq.
                                    Facsimile:   213-430-6407

          (b) Any notice or demand to Purchaser shall be addressed to Purchaser at:

                                    TLC Casino Enterprises, Inc.
                                    2550 S. Rainbow Blvd., Suite 200
                                    Las Vegas, Nevada 89146
                                    Attention:   Terry L. Caudill
                                    Facsimile:   702-247-6477

                  With a copy to:

                                    Lionel Sawyer & Collins
                                    300 South Fourth Street
                                    Suite 1700
                                    Las Vegas, Nevada 89101
                                    Attention:  Jeffrey P. Zucker
                                    Facsimile:   702-383-8845

          (c) Any notice or demand to Escrow Agent shall be addressed to Escrow Agent at:

                                    Nevada Title Company
                                    3320 West Sahara Ave., Suite 200
                                    Las Vegas, Nevada 89102
                                    Attention:   Troy Lochhead
                                    Facsimile:   702-966-5848

     14.2 Construction and Governing Law. The internal laws of the State of Nevada applicable to contracts made and wholly performed therein shall govern the validity, construction, performance and effect of this Agreement.

     14.3  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement.

     14.4 Integrated Agreement. This Agreement and the other agreements described herein supersede all prior and contemporaneous agreements, oral and written, between the Parties hereto with respect to the subject matter hereof, including that certain Asset Purchase Agreement dated March 14, 2002, as amended, by and between Purchaser and Four Queens.

     14.5 No Oral Modification. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the Party against which the enforcement of such change, waiver, discharge or termination is sought.

     14.6 Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as specifically provided in this
Section 14.6, this Agreement is not intended to, and shall not, create any rights in any Person whomsoever except Purchaser and Seller.

     14.7 Assignment. Neither Party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party hereto. Notwithstanding the foregoing, Purchaser shall have the right, without the consent of Seller, to assign its rights and delegate its duties under this Agreement to an Affiliate of Purchaser; provided, however, that such assignment shall not relieve Purchaser, SummerGate, Inc. or TLC-4Q, Inc. of their obligations and liabilities hereunder. Purchaser shall not sell or otherwise transfer any portion of the Stock or any material Asset of Four Queens to any Affiliate of Purchaser unless, at the time of such transfer, such Affiliate executes a guarantee of Purchaser's obligations hereunder in form reasonably satisfactory to Seller.

     14.8 Partial Invalidity. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceablity of such term, provision, covenant or condition (after giving effect to the next sentence in this Section 14.8) does not materially impair the ability of the parties to consummate the transactions contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition, there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or unenforceable term, provision, covenant or condition as may be possible.

     14.9 No Presumption Against the Draftsman. Each Party having been represented in the negotiation of this Agreement, and having had ample opportunity to review the language hereof, there shall be no presumption against any Party on the ground that such Party was responsible for preparing this Agreement.

     14.10 Expenses. Except as expressly set forth herein, all expenses incurred by the Parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transaction contemplated hereby, including fees and expenses of agents, representatives, counsel and accountants employed by any such Party, shall be borne solely and entirely by the Party which has incurred the same. Purchaser's title insurance premiums shall be borne equally by Seller and Purchaser, and Purchaser shall bear any recording fees, the costs of any survey required to obtain title insurance, any lender's title insurance premiums and any title policy endorsements specifically requested by Purchaser.

     14.11 Purchaser Guarantee. TLC-4Q, Inc. and SummerGate, Inc. each hereby agree to cause Purchaser to fulfill, and additionally guarantee, the timely payment and performance of all of the obligations of Purchaser under this Agreement.

     14.12 War and Terrorism. Notwithstanding anything to the contrary herein:

          (a) Purchaser and Seller acknowledge and agree that none of the following shall constitute a Material Adverse Effect for any purpose under the Agreement: (i) any war or other similar hostile military action related to the current conflict over Iraq, wherever such war or other similar hostile action occurs; and (ii) any consequences to the Business arising out of or related to the matters described in clause (i) above (collectively, the "Excluded Matters"); and

          (b) Purchaser further acknowledges and agrees that the Excluded Matters, either alone or together with any other events, conditions, facts or information, shall not constitute grounds to: (i) assert that a Material Adverse Effect exists; (ii) assert that any of Seller's representations, warranties, covenants and agreements in the Agreement are not true or correct or have been breached; (iii) assert that any of the conditions to the Closing have not been satisfied; or (iv) assert or support any claim for indemnification under Section 10.1 of the Agreement.


                      [THIS SPACE LEFT BLANK INTENTIONALLY.
                            SIGNATURE PAGES FOLLOW.]

               IN WITNESS WHEREOF, each of Purchaser and Seller has caused this Agreement to be executed by its duly authorized representative as of the date first above written.


                                    ELSINORE CORPORATION


                                    By:     /s/ Philip W. Madow
                                    Name:   Philip W. Madow
                                    Title:  President


                                    TLC CASINO ENTERPRISES, INC.


                                    By:     /s/ Terry L. Caudill
                                    Name:   Terry L. Caudill
                                    Title:  President


                                    SUMMERGATE, INC.


                                    By:     /s/ Terry L. Caudill
                                    Name:   Terry L. Caudill
                                    Title:  President


                                    TLC-4Q, INC.


                                    By:     /s/ Terry L. Caudill
                                    Name:   Terry L. Caudill
                                    Title:  President

     The undersigned Escrow Agent acknowledges prior receipt of the Deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) and agrees to perform its obligations as Escrow Agent pursuant to the above Agreement.

                                    NEVADA TITLE COMPANY,
                                    a Nevada corporation


                                    By:     /s/ Troy Lochhead
                                    Name:   Troy Lochhead
                                    Title:  Commercial Escrow Officer

                                   EXHIBIT A-1
                                 THE OWNED LAND



PARCEL THREE (3):

LOTS NINE (9) AND TEN (10) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

PARCEL FIVE (5):

LOT THIRTEEN (13) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

PARCEL EIGHT (8):

LOTS TWENTY-NINE(29) AND THIRTY (30) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

                                   EXHIBIT A-2
                                 THE LEASED LAND



PARCEL ONE (1):

LOTS ONE (1), TWO (2), THREE (3), FOUR (4), FIVE (5), AND SIX (6) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, RECORDED JULY 03, 1980, AS DOCUMENT NO. 1208178, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

PARCEL TWO (2):

LOTS SEVEN (7) AND EIGHT (8) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

PARCEL FOUR (4):

LOTS ELEVEN (11) AND TWELVE (12) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

PARCEL SIX (6):

LOTS FOURTEEN (14), FIFTEEN (15), AND SIXTEEN (16) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL SEVEN A (7A):

THAT PORTION OF BLOCK 19 OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1 OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE  NORTHWESTERLY  CORNER OF LOT 17, BLOCK 19, OF SAID CLARK'S LAS
VEGAS TOWNSITE; THENCE ALONG THE NORTHEASTERLY LINE OF SAID LOT 17, THE SOUTHEASTERLY PROLONGATION OF SAID NORTHEASTERLY LINE AND THE NORTHEASTERLY LINE OF LOT 28 OF SAID BLOCK 19, SOUTH 62 DEGREES 15'00" EAST, A DISTANCE OF 300 FEET TO THE SOUTHEASTERLY LINE OF SAID BLOCK 19; THENCE ALONG THE SOUTHEASTERLY LINE OF SAID BLOCK 19, SOUTH 27 DEGREES 45'00" WEST A DISTANCE OF 132 FEET TO THE NORTHEASTERLY LINE OF THE SOUTHWESTERLY 18 FEET OF SAID BLOCK 19; THENCE ALONG THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 18 FEET, NORTH 62 DEGREES 15'00" WEST A DISTANCE OF 300 FEET TO THE NORTHWESTERLY LINE OF SAID BLOCK 19; THENCE ALONG THE NORTHWESTERLY LINE OF SAID BLOCK 19, NORTH 27 DEGREES 45'00" EAST A DISTANCE OF 132 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL SEVEN B (7B):

AN EASEMENT FOR INGRESS AND EGRESS OVER AND ACROSS THE FOLLOWING DESCRIBED PARCEL OF LAND:

COMMENCING AT THE SOUTHWESTERLY CORNER OF SAID BLOCK 19; THENCE ALONG THE SOUTHWESTERLY LINE OF SAID BLOCK 19, SOUTH 62 DEGREES 15'00" EAST A DISTANCE OF 132 FEET TO THE TRUE POINT OF BEGINNING. THENCE CONTINUING ALONG SAID SOUTHWESTERLY LINE, SOUTH 62 DEGREES 15'00" EAST A DISTANCE OF 36 FEET; THENCE NORTH 27 DEGREES 45'00" EAST A DISTANCE OF 18 FEET TO THE NORTHEASTERLY LINE OF THE SOUTHWESTERLY 18 FEET OF SAID BLOCK 19; THENCE ALONG THE NORTHEASTERLY LINE OF SAID SOUTHWESTERLY 18 FEET, NORTH 62 DEGREES 15'00" WEST A DISTANCE OF 36 FEET; THENCE SOUTH 27 DEGREES 45'00" WEST A DISTANCE OF 18 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL NINE (9):

LOTS THIRTY-ONE (31) AND THIRTY-TWO (32) IN BLOCK NINETEEN (19) OF CLARK'S LAS VEGAS TOWNSITE, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 1, OF PLATS, PAGE 37, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

TOGETHER WITH THAT PORTION OF VACATED ALLEY ADJOINING SAID LOTS, TITLE TO WHICH WOULD PASS BY OPERATION OF LAW.

                                                                       EXHIBIT B


               FORM OF ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS
               --------------------------------------------------


     WHEREAS, Elsinore Corporation, a Nevada corporation, having a place of business at 202 East Fremont, Las Vegas, Nevada 89101 (the "Assignor"), has adopted and used and is using the trademarks and service marks (the "Marks") identified on Schedule A hereto, and is the owner of registrations of and pending registration applications for such Marks identified on said Schedule A; and

     WHEREAS, TLC Casino Enterprises, Inc., a Nevada corporation, having a place of business at 2550 S. Rainbow Blvd., Suite 200, Las Vegas, Nevada 89146, (the "Assignee"), is desirous of acquiring said Marks and the registrations thereof and registration applications therefor.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said Assignor does hereby assign, sell and transfer unto said Assignee all right, title and interest in and to the said Marks, together with (a) the registrations of and registration applications for said Marks, (b) the goodwill of the business symbolized by and associated with said Marks and the registrations thereof, and (c) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to said Marks or the registrations thereof or such associated goodwill.

     IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this __________ day of __________, 2003.


                                              ELSINORE CORPORATION


                                              By:
                                              Name:     Philip W. Madow
                                              Title:    President


STATE OF                   )


COUNTY OF                  )

This instrument is acknowledged before me on ___________________________, 2003 by, ________________________________of _________________________________.


                                          _________________________________
                                                     Notary Public

My commission expires_________________________

                                                                       EXHIBIT B


     The foregoing assignment of said Marks and the registrations thereof and registration applications therefor by the Assignor to the Assignee is hereby accepted as of the __________ day of __________, 2003.


                                              TLC CASINO ENTERPRISES, INC.



                                              By:
                                              Name:
                                              Title:

                                   SCHEDULE A
                                   ----------

United States Trademarks

--------------------- ------------------------------------- --------------------
      Reg. No.                         Mark                  Registration Date
--------------------- ------------------------------------- --------------------
1305392                 Real Winners Club                        11/13/84
--------------------- ------------------------------------- --------------------




Nevada State Trademarks

--------------------- ------------------------------------- --------------------
      Reg. No.                         Mark                  Registration Date
--------------------- ------------------------------------- --------------------
NV3000003612            Real Winners Club                        09/23/83
--------------------- ------------------------------------- --------------------